Exhibit 4.9

BEMIS COMPANY, INC.

The Issuer

AND

AMCOR PLC

The Parent Guarantor

AND

AMCOR FINANCE (USA), INC.

AND

AMCOR UK FINANCE PLC

AND

AMCOR PTY LTD

The Initial Subsidiary Guarantors

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

The Trustee

Indenture

Dated as of [•], 2020

Section 608.	Conflicting Interests	58
Section 609.	Corporate Trustee Required; Eligibility	59
Section 610.	Resignation and Removal; Appointment of Successor	59
Section 611.	Acceptance of Appointment by Successor	60
Section 612.	Merger, Conversion, Consolidation or Succession to Business	61
Section 613.	Agents	62
Section 614.	Appointment of Authenticating Agent	62
Section 615.	Preferential Collection of Claims Against the Company	64

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 701.	Issuer to Furnish Trustee Names and Addresses of Holders	64
Section 702.	Preservation of Information; Communications to Holders	64
Section 703.	Reports by the Issuer	65
Section 704.	Reports by Trustee to Holders	65

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.	Issuer May Consolidate, Etc., Only on Certain Terms	65
Section 802.	Successor Substituted	69

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.	Supplemental Indentures Without Consent of Holders	69
Section 902.	Supplemental Indentures With Consent of Holders	71
Section 903.	Execution of Supplemental Indentures	72
Section 904.	Effect of Supplemental Indentures	72
Section 905.	Reference in Securities to Supplemental Indentures	73

ARTICLE TEN

COVENANTS

Section 1001.	Payment of Principal, Premium and Interest	73
Section 1002.	Maintenance of Office or Agency	73
Section 1003.	Money for Securities Payments to Be Held in Trust	74
Section 1004.	Statement by Officers as to Default	75
Section 1005.	Existence	75
Section 1006.	Payment of Taxes and Other Claims	75
Section 1007.	Additional Amounts	76
Section 1008.	Limitation on Liens	78
Section 1009.	Offer to Purchase Upon Change of Control Triggering Event	81

Section 1010.	New Guarantors	83
Section 1011.	Waiver of Certain Covenants	83
Section 1012.	Stamp, Documentary and Similar Taxes	83

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.	Applicability of Article	84
Section 1102.	Election to Redeem; Notice to Trustee	84
Section 1103.	Selection of Securities to Be Redeemed	84
Section 1104.	Notice of Redemption	85
Section 1105.	Deposit of Redemption Price	86
Section 1106.	Securities Payable on Redemption Date	86
Section 1107.	Securities Redeemed in Part	86
Section 1108.	Optional Redemption Due to Changes in Tax Treatment	86

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

Section 1201.	Option to Effect Defeasance or Covenant Defeasance	88
Section 1202.	Defeasance and Discharge	88
Section 1203.	Covenant Defeasance	88
Section 1204.	Conditions to Defeasance or Covenant Defeasance	89
Section 1205.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	90
Section 1206.	Reinstatement	91

ARTICLE THIRTEEN

GUARANTEE

Section 1301.	Guarantee	91
Section 1302.	Release of Subsidiary Guarantors	93

ANNEX A — FORM OF NEW GUARANTOR SUPPLEMENTAL INDENTURE		A-1

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	609
	(a)(2)	609
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	609
	(b)	608; 609; 610; 611
311	(a)	615
	(b)	615
312	(a)	701
	(b)	702
	(c)	702
313	(a)	704
	(b)(1)	704
	(b)(2)	704
	(c)	106
	(d)	704
314	(a)	703
	(b)	N/A
	(c)(1)	102
	(c)(2)	102
	(c)(3)	N/A
	(d)	N/A
	(e)	102
	(f)	N/A
315	(a)	601; 603
	(b)	602
	(c)	601
	(d)	601; 603
	(e)	514
316	(a)(1)(A)	512
	(a)(1)(B)	513
	(a)(2)	N/A
	(b)	508
	(c)	104
317	(a)(1)	503
	(a)(2)	504
	(b)	1003
318	(a)	120
	(b)	N/A
	(c)	120

N/A Means Not Applicable

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE, dated as of [•], 2020, among Bemis Company, Inc., a corporation organized under the laws of Missouri (the “Issuer”), Amcor plc, a public limited company incorporated in Jersey, Channel Islands with limited liability (the “Parent Guarnator”), Amcor Finance (USA), Inc., a Delaware corporation, Amcor UK Finance plc, a public limited company incorporated in England and Wales with limited liability, and Amcor Pty Ltd, a company incorporated under the laws of Australia, (each, an “Initial Subsidiary Guarantor”, and together with the Parent Guarantor, the “Original Guarantors”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee hereunder (the “Trustee”).

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as set forth in this Indenture.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

RECITALS OF THE GUARANTORS

Each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide for the Guarantees of the Securities provided for herein.

All things necessary to make this Indenture a valid agreement of each of the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.                             Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(4)           the masculine gender includes the feminine and the neuter;

(5)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(6)           a reference to any law or to a provision of a law includes any amendments thereto and any successor statutes.

“Accounts” means the consolidated statement of financial position, consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement of the Group, prepared on a consolidated basis in accordance with U.S. GAAP, together with reports (including directors’ reports and, if applicable, auditors’ reports) and notes attached to or intended to be read with any such consolidated financial statements.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1007.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” with respect to any Global Security means a member of or participant in the Depositary for such Global Security.

“Applicable Procedures” means, with respect to any transfer or exchange of a beneficial interest in a Global Security, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream to the extent the same are applicable to such transfer or exchange.

“Australia” means the Commonwealth of Australia.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate the Securities.

“Authorized Officer” means any person (whether designated by name or the persons for the time being holding a designated office, or whether designated by power of attorney) appointed by or pursuant to a Board Resolution for the purpose, or a particular purpose, of this Indenture, provided that written notice of such appointment shall have been given to the Trustee.

A Person shall be deemed the “beneficial owner” of, and shall be deemed to “beneficially own”, any Securities which such Person or any of its Affiliates would be deemed to “beneficially own” within the meaning of Rule 13d-3 under the Exchange Act if the references to “within 60 days” in Rule 13d-3(d)(1)(i) were omitted.

“Board of Directors” means the Board of Directors of the Issuer or a Guarantor, as the case may be, or any committee of such board duly authorized to act for it in respect hereof.

“Board Resolution” when used with reference to the Issuer or a Guarantor means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer, such Guarantor to have been duly adopted by the Board of Directors (or by a committee of the Board of Directors appointed by such Board of Directors for such purpose) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, United States, London, United Kingdom, Sydney, Australia or Melbourne, Australia are required or authorized to be closed.

“Change in Lease Accounting Standard” means, and shall be deemed to have occurred, as of the date of effectiveness of the United States Financial Accounting Standards Board Accounting Standards Codification 842, Leases (or any other United States Accounting Standards Codification having a similar result or effect) (and related interpretations) and, as applicable, the date of effectiveness of the AASB AAS 16 (Leases).

“Change of Control” means the occurrence of any one of the following:

(a)  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries taken as a whole to any person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its Subsidiaries;

(b)  the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the outstanding Voting Stock of the Parent Guarantor, measured by voting power rather than the number of shares;

(c)  the Parent Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Guarantor, in any such event pursuant to a transaction in which any of the Voting Stock of the Parent Guarantor or such other

Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent Guarantor constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(d)  the first day on which the majority of the members of the Board of Directors of the Parent Guarantor cease to be Continuing Directors; or

(e)  the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor.

“Change of Control Offer” has the meaning specified in Section 1009.

“Change of Control Trigger Period” means, with respect to any Change of Control, the period commencing upon the earlier of (i) the occurrence of such Change of Control or (ii) 60 days prior to the date of the first public announcement of such Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Change of Control Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies engaged by the Parent Guarantor or the Issuer has publicly announced that it is considering a possible ratings change).

“Change of Control Triggering Event” means with respect to any Change of Control:

(a)           if there are two Rating Agencies engaged by the Parent Guarantor or the Issuer providing ratings for the Securities on the first day of the Change of Control Trigger Period with respect to such Change of Control, both Rating Agencies engaged by the Parent Guarantor or the Issuer cease to rate the Securities Investment Grade during such Change of Control Trigger Period; and

(b)           if there are three Rating Agencies engaged by the Parent Guarantor or the Issuer providing a rating for the Securities on the first day of the Change of Control Trigger Period with respect to such Change of Control, two or more Rating Agencies engaged by the Parent Guarantor or the Issuer cease to rate the Securities Investment Grade during such Change of Control Trigger Period.

If there are not at least two Rating Agencies engaged by the Parent Guarantor or the Issuer providing a rating for the Securities on the first day of any Change of Control Trigger Period, a Change of Control Triggering Event shall be deemed to have occurred. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking S.A.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Parent Guarantor who (a) was a member of such Board of Directors on the date of the issuance of the Securities; or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the corporate trust office of the Trustee, currently located at (i) for purposes of surrender, transfer or exchange of any Security, Deutsche Bank Trust Company Americas, c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256, Attn: Transfer Department and (ii) for all other purposes, Deutsche Bank Trust Company Americas, Trust and Agency Services, 60 Wall Street, 24th Floor, Mail Stop: NYC60-2405, New York, New York 10005, USA, Attn: Corporates Team, Amcor Finance (USA), Inc.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1203.

“default” has the meaning specified in Section 602.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1202.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, DTC until a successor Depositary shall have become such pursuant to this Indenture, and thereafter shall mean a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Director” means any member of the Board of Directors.

“DTC” means The Depository Trust Company.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that, prior to the conversion thereof, debt securities convertible into Equity Interests shall not constitute Equity Interests.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“FATCA” has the meaning specified in Section 801.

“Finance Lease” means a “finance lease” as defined in the Australian Approved Accounting Standard AASB117: Leases.

“Fitch” means Fitch, Inc., a subsidiary of Fimalac, S.A., and its successors.

“Global Security” means a Security held by or on behalf of a Depositary and in which beneficial interests are evidenced on the records of such Depositary or its Agent Members.

“Group” means the Parent Guarantor and its Subsidiaries taken as a whole.

“Guarantee” means the guarantee by each Guarantor of any Security authenticated and delivered pursuant to this Indenture; provided, however, that the Guarantor providing such Guarantee has not been released as a Guarantor of such Security pursuant to Section 1302 hereof.

“Guarantors” means each Original Guarantor and each New Guarantor, and a reference to “Guarantor” is a reference to them jointly and each of them severally, in each case until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter each such successor Person shall be a “Guarantor”.  Upon the release of a Guarantor (other than the Parent Guarantor) from its Guarantees of any and all Securities Outstanding under this Indenture, all references to and construction of the terms “Guarantors” or a “Guarantor” in this Indenture shall be deemed to refer only to the Guarantors or Guarantor of Securities that remain as parties to this Indenture.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that any options, rights or shares issued pursuant to any employee share or bonus plan, including any phantom rights or phantom shares, or any similar plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or its Subsidiaries shall not be a Hedge Agreement.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, all obligations of such Person, present or future, actual or contingent, in respect of moneys borrowed or raised or otherwise arising in respect of any financial accommodation whatsoever, including (a) amounts raised by acceptance or endorsement under any acceptance credit or endorsement credit opened on behalf of such Person, (b) any Indebtedness (whether actual or contingent, present or future) of another Person that is guaranteed, directly or indirectly, by such Person or that is secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (c) the net amount actually or contingently (assuming the arrangement was closed out on the relevant day) payable by such Person under or in connection with any Hedge Agreement, (d) liabilities (whether actual or contingent, present or future) in respect of redeemable preferred Equity Interests in such Person or any obligation of such Person incurred to buy back any Equity Interests in such Person, (e) liabilities (whether actual or contingent, present or future) under Finance Leases for which such Person is liable, (f) any liability (whether actual or contingent, present or future) in respect of any letter of credit opened or established on behalf of such Person, (g) all obligations of such Person in respect of the deferred purchase price of any asset or service and any related obligation deferred (i) for more than 90 days or (ii) if longer, in respect of trade creditors, for more than the normal period of payment for sale and purchase within the relevant market (but not including any deferred amounts arising as a result of such a purchase being contested in good faith), (h) amounts for which such Person may be liable (whether actually or contingently, presently or in the future) in respect of factored debts or the advance sale of assets for which there is recourse to such Person, (i) all obligations of such Person evidenced by debentures, notes, debenture stock, bonds or other financial instruments, whether issued for cash or a consideration other than cash and in respect of which such Person is liable as drawer, acceptor, endorser, issuer or otherwise, (j) obligations of such Person in respect of notes, bills of exchange or commercial paper or other financial instruments and (k) any indebtedness (whether actual or contingent, present or future) for moneys owing under any instrument entered into by such Person primarily as a method of raising finance and that is not otherwise referred to in this definition.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.  The term “Indenture” shall also include the terms of a particular series of Securities established as contemplated by Section 301.

“interest”, when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the United States Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Investment Grade” means (a) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (b) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); (c) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or (d) in the event of the Securities being rated by a permitted Substitute Rating Agency, the equivalent of either (a), (b) or (c) by such Substitute Rating Agency.

“Issue Date” means [•], the date on which Securities were first issued under this Indenture.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter each such successor Person shall be the “Issuer”.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by any of its Directors and/or Authorized Officers, and delivered to the Trustee.

“Jersey Companies Law” means the Companies (Jersey) Law 1991.

“Lien” means, with respect to any asset, (a) any mortgage, deed or other instrument of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation and (b) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or capital lease or title retention agreement (other than any title retention agreement entered into with a vendor on normal commercial terms in the ordinary course of business) relating to such asset.

“Limited Recourse Indebtedness” means Indebtedness incurred by the Parent Guarantor or any Subsidiary to finance the creation or development of a Project or proposed Project of the Parent Guarantor or such Subsidiary, provided that, as specified in the terms of such Limited Recourse Indebtedness:

(a)           the Person (the “Relevant Person”) in whose favor such Indebtedness is incurred does not have any right to enforce its rights or remedies (including for any breach of any representation or warranty or obligation) against the Parent Guarantor or such Subsidiary, as applicable, or against the Project Assets of the Parent Guarantor or such Subsidiary, as applicable, in each case, except for the purpose of enforcing a Lien that attaches only to the Project Assets and secures an amount equal to the lesser of the value of the Project Assets of the Parent Guarantor or such Subsidiary, as applicable encumbered by such Lien and the amount of Indebtedness secured by such Lien; and

(b)           the Relevant Person is not permitted or entitled (i) except as and to the extent permitted by clause (a) above, to enforce any right or remedy against, or demand payment or repayment of any amount from, the Parent Guarantor or any Subsidiary (including for breach of any representation or warranty or obligation), (ii) except as and to the extent permitted by clause (a) above, to commence or enforce any proceedings against the Parent Guarantor or any Subsidiary or (iii) to apply to wind up, or prove in the winding up of, the Parent Guarantor or any Subsidiary, such that the Relevant Person’s only right of recourse in respect of such Indebtedness or such Lien is to the Project Assets encumbered by such Lien.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided therein, or as contemplated by Section 301, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“New Guarantor” means each Person who becomes a Guarantor in relation to the Securities by executing a New Guarantor Supplemental Indenture, in each case unless and until such Guarantor has been released from its Guarantee pursuant to Section 1302.

“New Guarantor Supplemental Indenture” means an indenture supplemental hereto substantially in the form of Annex A hereto.

“Noteholder FATCA Information” means, with respect to any Holder or holder of an interest in a Security, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Notice of Default” means a written notice of the kind specified in Section 501(3).

“Officer’s Certificate” means a certificate signed by any Director or Authorized Officer or Secretary of the Issuer or a Guarantor, as the case may be, and delivered to the Trustee, provided that any such certificate required to be delivered by the Issuer or a Guarantor may be delivered in the form of a certificate signed by any Director or Authorized Officer or Secretary of the Parent Guarantor.

“Officer’s Certificate of Release” means a certificate signed by any Director or Authorized Officer or Secretary of the Issuer and delivered to the Trustee certifying as to the facts required by Section 1302 hereof.

“Opinion of Counsel” means a written opinion of counsel in form and substance reasonably acceptable to the Trustee, which counsel may be counsel for the Issuer, or other counsel.

“Original Guarantor” means the Persons identified as such in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter each such successor Person shall be an “Original Guarantor”.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding” means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)           Securities theretofore cancelled by the Paying Agent or delivered to the Paying Agent for cancellation;

(2)           Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or a Guarantor) in trust or set aside and segregated in trust by the Issuer or a Guarantor (if the Issuer or such Guarantor shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)           Securities as to which Defeasance has been effected pursuant to Section 1202; and

(4)           Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if the principal amount of a Security payable at Maturity is to be determined by reference to an index or indices, the principal amount of such Security that shall be deemed to be Outstanding shall be the face amount thereof, (C) if as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as established as contemplated by Section 301, and (D) Securities owned by the Issuer or a Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer or a Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee has received written notice of, and thereby actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or a Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer or a Guarantor or of such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or any premium or interest on any Securities on behalf of the Issuer.

“Person” means any individual, corporation, partnership, association, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the Borough of Manhattan, The City of New York, New York and such other place or places where, subject to the provisions of Section 1002, the principal of and interest on the Securities of such series are payable as specified in this Indenture and the Securities (as contemplated by Section 301).

“Principal Subsidiary” means, as of any date, any Subsidiary (including any successor Person of such Subsidiary) that (a) accounts for greater than 5% of the consolidated total assets of the Parent Guarantor and its Subsidiaries as of such date, determined in accordance with U.S. GAAP, or (b) accounted for greater than 5% of the consolidated revenues of the Parent Guarantor and its Subsidiaries for the immediately preceding financial year of the Parent Guarantor, determined in accordance with U.S. GAAP.

“Project” means any project or development undertaken or proposed to be undertaken by the Parent Guarantor or any Subsidiary involving (a) the acquisition of assets or property, (b) the development of assets or property for exploitation or (c) the acquisition and development of assets or property for exploitation.

“Project Assets” means (a) any asset or property of the Parent Guarantor or any Subsidiary relating to the creation or development of a Project or proposed Project of the Parent Guarantor or such Subsidiary, including any assets or property of the Parent Guarantor or such Subsidiary, as applicable, derived from, produced by or related to such Project and (b) any fully paid shares or other Equity Interests in any Subsidiary that are held by the direct parent company of such Subsidiary, provided that (i) such Subsidiary carries on no business other than the business of such Project or proposed Project and (ii) there is no recourse to such direct parent company of such Subsidiary other than to those fully paid shares or other Equity Interests and the rights and proceeds in respect of such shares or Equity Interests.

“Property” means any asset, revenue or other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Rating Agency” means each of Moody’s, S&P, Fitch or any Substitute Rating Agency, but only to the extent that such Rating Agency is then-engaged by the Parent Guarantor or the Issuer to provide a rating for the Securities.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on any Security of any series means the date specified for that purpose as contemplated by Section 301.

“Relevant Guarantor” means any Subsidiary (other than the Issuer and any Subsidiary that is already a Guarantor) that at any time has outstanding a guarantee with respect to any Specified Indebtedness, or is otherwise an obligor, co-obligor or jointly liable with the Issuer or any Guarantor with respect to any Specified Indebtedness.

“Relevant Jurisdiction” has the meaning specified in Section 1007.

“Responsible Officer”, (1) when used with respect to the Trustee, means any officer in the Corporate Trust Office, or successor thereto, including any managing director, director, vice president, assistant vice president, associate or any other officer of the Trustee responsible for the administration of this Indenture, and also means with respect to a particular corporate trust matter any other officer to whom such corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject, and (2) with respect to any other Person, means an executive officer of the Person, including the chief executive officer, the chief financial officer, or an executive director responsible for the operations of the Person.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Securities” has the meaning stated in the first recital of this Indenture and means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Specified Indebtedness” means Indebtedness of the Issuer or any Guarantor in an outstanding principal amount of at least US$150,000,000 (or its equivalent in the relevant currency of payment) issued under any credit facility, indenture, purchase agreement, credit agreement or similar facility.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect any Person, (a) any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns  or controls sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and (b) any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means each Initial Subsidiary Guarantor and any Subsidiary of the Parent Guarantor that becomes a New Guarantor in the future in accordance with Section 1010, in each case unless and until such Subsidiary Guarantor has been released from its Guarantee pursuant to Section 1302.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of the Exchange Act engaged by the Parent Guarantor to provide a rating of the Securities in the event that any of S&P, Moody’s or Fitch, or any other Substitute Rating Agency, has ceased to provide a rating of the Securities for any reason other than as a result of any action or inaction by the Parent Guarantor, and as a result thereof there are no longer two Rating Agencies providing ratings of the Securities.

“Successor Additional Amounts” has the meaning specified in Section 801(4)(b).

“Total Tangible Assets” means, as of any date, (a) the aggregate amount of the assets (other than intangible assets, goodwill and deferred tax assets) of the Group, as disclosed on the consolidated statement of financial position in the most recent Accounts of the Group, minus (b) the lesser of (i) the aggregate value of all Project Assets subject to any Lien securing any Limited Recourse Indebtedness and (ii) the aggregate principal amount of Limited Recourse Indebtedness, in each case, as reflected in (or derived from) the most recent Accounts of the Group, plus (c) the net cash proceeds received by the Parent Guarantor from any share capital issuance by the Parent Guarantor consummated after the date of the most recent balance sheet included in such Accounts and on or prior to such date.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939 and any statute successor thereto, in each case as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used herein shall be deemed to mean the Person acting as Trustee with respect to the Securities.

“U.S. GAAP” means the generally accepted accounting principles in the United States.

“U.S. Government Obligation” has the meaning specified in Section 1204.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 102.          Compliance Certificates and Opinions.

Upon any application or request by the Issuer or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or such Guarantor shall furnish to the Trustee such certificates and opinions as may be required hereunder.  Each such certificate or opinion shall be given, respectively, in the form of an Officer’s Certificate, if to be given by an officer of the Issuer or such Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements set forth in this Indenture. Any Officer’s Certificate required to be given by an officer of the Issuer or any Guarantor may be given in the form of an Officer’s Certificate of the Parent Guarantor.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include,

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.          Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or such Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.  Absent fraud or intentional misconduct, under no circumstances shall the delivery of any Officer’s Certificate or Opinion of Counsel result in any personal liability to the person(s) or firm signing and delivering such Officer’s Certificate or Opinion of Counsel.

Section 104.          Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 601 and 603) conclusive in favor of the Trustee and, if applicable, the Issuer and the Guarantors, if made in the manner provided in this Section.

Without limiting the generality of this Section 104, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver, or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depositary that is a holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also contain sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer or a Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Issuer may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), provided, however, nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken based on such record date previously set.  Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), provided, however, nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken based on such record date previously set.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that sets such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount of such Security.

Section 105.          Notices, Etc., to the Trustee, the Issuer and the Guarantors .

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture shall be made in writing, in English and, if to be made upon, given or furnished to, or filed with,

(1)                                 the Trustee by any Holder or by the Issuer or a Guarantor, shall be sufficient for every purpose hereunder if mailed first class, postage prepaid to, or otherwise made, given, faxed, furnished or filed in writing to or with the Trustee at its address at its Corporate Trust Office; or

(2)                                 the Issuer or a Guarantor by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or faxed, to the Issuer or such Guarantor, as applicable, addressed to the Issuer at the address of its principal offices specified in this Section 105 or at any other address otherwise furnished in writing to the Trustee or to any Guarantor at the address of the Issuer’s principal offices specified in this Section 105 or at any other address otherwise furnished in writing to the Trustee.

All notices delivered to the Trustee shall be deemed effective upon the earlier of (a) actual receipt thereof by the Trustee, which may include electronic mail with portable document format attached or (b) the receipt of a registered mail receipt by the sender thereof in respect of a notice properly addressed under this Section 105.

The principal offices of the Issuer are Amcor Corporate Thurgauerstrasse 34, CH-8050, Zurich, Switzerland; fax: +41 44 316 17 18 Attention: Graeme Vavasseur, Group

Treasurer, with a copy to Amcor plc, 83 Tower Road North, Warmley Bristol, BS30 8XP, United Kingdom, Attention: Damien Clayton, Group Company Secretary.

Section 106.          Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, faxed, made available or emailed to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, faxed or emailed neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107.          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108.          Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Guarantors shall bind its successors and assigns, whether so expressed or not.

Section 109.          Separability Clause.

In case any provision in this Indenture or in the Securities, or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 110.          Benefits of Indenture.

Nothing in this Indenture or in the Securities or any Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 111.          Governing Law.

This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State; provided, however, that all matters governing the authorization and execution of this Indenture and the Securities by the Issuer shall be governed by and construed in accordance with the laws of the State of Missouri and the authorization and execution of this Indenture by the Guarantors and any notation of the Guarantees by such Guarantors pursuant to Article Thirteen or any Guarantees endorsed by such Guarantors on the Securities, if any, shall be governed by and construed in accordance with the laws of the respective places of incorporation of each such Guarantor.

Section 112.          Submission to Jurisdiction; Appointment of Agent for Service of Process.

Each of the Issuer and each Guarantor hereby appoints [CT Corporation acting through its office at 111 Eighth Avenue, New York, New York, 10011, USA] as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under this Indenture, the Securities of any series or any Guarantee, as the case may be, instituted in any federal or state court in the Borough of Manhattan, The City of New York by the Trustee or the Holder of any Security.  Each of the Issuer and each Guarantor agrees that service of process upon such Authorized Agent, together with written notice of said service mailed or delivered to the Issuer or such Guarantor, as the case may be, by the Person serving the same address as provided in Section 105, shall be deemed in every respect effective service of process upon the Issuer or such Guarantor, as the case may be, in any such legal action or proceeding, and each of the Issuer and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding and waives any objection it may have to the laying of the venue of any such legal action or proceeding.  Such appointment shall be irrevocable until this Indenture has been satisfied and discharged in accordance with Article Four or Article Twelve hereof; provided, however, that upon release of any Guarantor pursuant to Section 1302, such Guarantor’s appointment of the Authorized Agent under this Section 112 shall be automatically and unconditionally irrevocably terminated.  Notwithstanding the foregoing, each of the Issuer and each Guarantor reserves the right to appoint another Person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate.  The Issuer or such Guarantor, as the case may be, shall give notice to the Trustee and all Holders of the appointment by it of a successor Authorized Agent.  If for any reason [CT Corporation] ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, each of the Issuer and each Guarantor shall appoint a successor Authorized Agent in accordance with the preceding sentence.  Each of the Issuer and each Guarantor further agrees to take any and all action, including the filing of any and all documents and instruments as may be necessary to continue such designation and appointment of such agent in full force and effect until this Indenture has been satisfied and discharged in accordance with Article Four or Article Twelve hereof.  Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Issuer or the Parent Guarantor shall be deemed, in every respect, effective service of process on the Issuer and the Guarantors, respectively.

Section 113.          Waiver of Jury Trial.

EACH OF THE ISSUER AND EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 114.          Force Majeure.

In no event shall the Trustee or any Paying Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, pandemics, epidemics, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 115.          Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity, provided that no interest with respect to such payment shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity or Maturity, as the case may be.

Section 116.          Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures.  The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures.  Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto.  When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person.  The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 117.          FATCA.

Each Holder or holder of an interest in a Security, by acceptance of such Security or such interest therein, agrees to provide to the Trustee, any Paying Agent or the Issuer, upon its request, the Noteholder Tax Identification Information and, to the extent any withholding tax under FATCA is applicable, the Noteholder FATCA Information.  In addition, each Holder or holder of an interest in a Security, by acceptance of such Security or such interest therein, agrees that the Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Holder or holder of an interest in a Security that fails to comply with the requirements of the preceding sentence.

Section 118.          USA Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with the Applicable Law.

Section 119.          Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer, each Guarantor and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act by reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

Section 120.          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the imposed duties will control.

ARTICLE TWO

SECURITY FORMS

Section 201.          Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers of the Issuer executing such Securities, all as evidenced by their execution thereof.  If the form of Securities is established by action taken pursuant to a Board Resolution, copies of appropriate records of such actions shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive Securities shall be produced in any manner as determined by the Director or Authorized Officer executing such Securities, as evidenced by their execution of such Securities.

Except as provided pursuant to Section 301, the Trustee’s certificate of authentication shall be in substantially the form set forth in Section 204.

The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary for such Global Security, as provided in Section 305.

Section 202.          [Form of Face of Security].

[INCLUDE IF SECURITY IS A GLOBAL SECURITY — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS GLOBAL SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE.]

[INCLUDE IF SECURITY IS A GLOBAL SECURITY AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

BEMIS COMPANY, INC.

[TITLE OF SECURITY]

CUSIP ……….	No. ……….

ISIN ……….	US$ ………

BEMIS COMPANY, INC., a corporation organized under the laws of Missouri (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ……….………., or its registered assigns, on ……….………. (the “Stated Maturity”) the Initial Principal Amount specified on Schedule A hereto (such Initial Principal Amount, as it may from time to time be adjusted by endorsement on Schedule A hereto, is hereinafter referred to as the “Principal Amount”), or such other principal amount (which, when taken together with the principal amounts of all other Outstanding

Securities, shall initially equal US$……….………. in the aggregate) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture and to pay interest thereon from ……….. or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ………. and ……… in each year, commencing ………, at the rate of ………% per annum  (computed on the basis of a 360-day year consisting of twelve 30-day months), until the Principal Amount hereof is paid or made available for payment [if applicable, insert — , provided that any Principal Amount and premium, and any such installment of interest, which is overdue shall bear interest at the rate of ………% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand].  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day that is 15 calendar days prior to each such Interest Payment Date (whether or not a Business Day).  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of ………% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of ………% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Issuer or Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts[if applicable, insert — ; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register] [if applicable, insert — ; and provided, further, that notwithstanding the foregoing, payments of any interest on the Securities (other than at Maturity) may be made, in the case of a Holder of at least US$10,000,000 Principal Amount of Securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee with a bank, provided that such registered Holder shall have provided the Trustee written wire instructions at least fifteen (15) calendar days prior to the applicable Interest Payment Date.  Unless such designation is revoked by written notice to the Issuer or a Paying Agent, any such designation made by such Holder with respect to such Securities will remain in effect with respect to any future payments with respect to such Securities payable to such Holder.  The Issuer will pay any administrative costs imposed by banks in connection with making payments by electronic funds transfer.]

In certain circumstances, Additional Amounts will be payable in respect of this Security in accordance with terms of the Indenture.  Whenever in this Security there is mentioned, in any context, any payments on this Security such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be entitled to the benefits under the Indenture and be valid or obligatory for any purpose, unless the Securities have not been signed by the Issuer or the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

The foregoing agreement is hereby	)
confirmed and accepted as of the	)
date first above written:	)
)
BEMIS COMPANY, INC.	)
)
)
)
)
)
Signature of witness	)
)
)

Name of witness

Each attorney executing this instrument states that he or she has no notice of revocation or suspension of his or her power of attorney.

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By
Authorized Signatory

Section 203.          [Form of Reverse of Security].

This Security is one of a duly authorized issue of securities of the Issuer (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [•], 2020 (the “Indenture”), among the Issuer, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to US$..........] [if applicable, insert —; provided, however, that the Issuer may from time to time or at any time, without the consent of the Holders of the Securities, create and issue additional Securities with terms and conditions identical to those of the Securities (except for the issue date, the issue price and the first interest payment date), which additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities].

This Security is an unsecured obligation of the Issuer and ranks in right of payment on parity with all other unsecured and unsubordinated indebtedness of the Issuer (and without any preference among themselves) and the Guarantees are unsecured obligations of the Guarantors and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Guarantors, except, in each case, for indebtedness mandatorily preferred by law.

[if applicable, insert — The Securities of this series are subject to redemption at the option of the Issuer on any date [if applicable, insert —prior to ……….] (any such date, a “Make-Whole Redemption Date”), in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed and (2) the Make-Whole Amount for the Securities being redeemed, plus, in either case, accrued and unpaid interest to such Make-Whole Redemption Date, all as provided in the Indenture. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a Make-Whole Redemption Date will be payable on the Interest Payment Date in accordance with their terms and in accordance with the provisions of the Indenture.

For the purposes of this Security:

“Adjusted Treasury Rate” means, with respect to any Make-Whole Redemption Date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication, which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Make-Whole Redemption Date, in each case calculated on the third Business Day preceding the Make-Whole Redemption Date.

“Applicable Margin” means ……….%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Make-Whole Redemption Date to the maturity date of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Make-Whole Redemption Date, if clause (b) of the Adjusted Treasury Rate is applicable, (i) the average of five Reference Treasury Dealer Quotations for such Make-Whole Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations, provided that in no event may the Quotation Agent use fewer than three such quotations.

“Make-Whole Amount” means the sum, as determined by a Quotation Agent, of (a) the present value of the principal amount of the Securities to be redeemed and (b) the present value of the Remaining Scheduled Payments of interest thereon (not including any portions of such payments of interest accrued to the Make-Whole Redemption Date), from the Make-Whole Redemption Date to the Stated Maturity of the Securities being redeemed, in each case discounted to the Make-Whole Redemption Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate plus the Applicable Margin.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuer, and notified in writing to the Trustee, to act as “Quotation Agent” for purposes of this Indenture.

“Reference Treasury Dealer” means any of […………………………. or ………………………….] and their respective successors and assigns and [……] other nationally recognized investment banking firm[s] selected by the Issuer that are primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”); provided, however, that if any of […………………………. or ………………………….] shall cease to be a Primary Treasury Dealer, the Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Make-Whole Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Make-Whole Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon at the then-applicable interest rate that would be due after the related Make-Whole Redemption Date but for such redemption, provided, however, that, if that Make-Whole Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to that Make-Whole Redemption Date.]

[if applicable, insert — On or after ………, the Securities are subject to redemption at the option of the Issuer on any date (a “Par Call Redemption Date”), in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to such redemption date, all as provided in the Indenture. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a Par Call Redemption Date will be payable on the Interest Payment Date in accordance with their terms and in accordance with the provisions of the Indenture.]

[insert any other redemption provisions applicable to the Securities]

In addition to its ability to redeem this Security pursuant to the foregoing, this Security may be redeemed by the Issuer on the terms set forth, and as more fully described, in Section 1108 of the Indenture, in certain circumstances where the Issuer would be required to pay Additional Amounts due to certain changes in the tax treatment of this Security or the Guarantees.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Upon the occurrence of any Change of Control Triggering Event and upon the terms and conditions set forth in Section 1009 of the Indenture, each Holder has the right to require the Issuer to purchase all or a portion of the Securities of such Holder properly tendered at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the series of which this Security is a part or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

In any case where the due date for the payment of the Principal Amount of, or any premium or interest with respect to any Security or the date fixed for redemption of any Security shall not be a Business Day at a Place of Payment, then payment of the Principal Amount, premium, if any, or interest, including any Additional Amounts payable in respect thereto need not be made on such date at such Place of Payment but may be made on the next succeeding Business Day at such Place of Payment, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantors, and the Trustee with the consent of the Holders of a majority in Principal Amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in Principal Amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer, the Guarantors, or any of them, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Guarantors that are a party to the Indenture as at, or subsequent to, the date of authentication of this Security (including any New Guarantors in accordance with Section 1010 of the Indenture and subject to release of any Subsidiary Guarantor(s) in accordance with Section 1302 of the Indenture), have fully, unconditionally and irrevocably guaranteed, on a joint and several basis,  pursuant to the terms of the Guarantees contained in Article Thirteen of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Security, any Additional Amounts payable in respect thereof and any other amounts payable by the Issuer under the Indenture, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture.  The obligations of the Guarantors to the Holder of this Security and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is made to such Article and Indenture for the precise terms of the Guarantees.

Within 30 days of any Subsidiary of the Parent Guarantor becoming a Relevant Guarantor, the Parent Guarantor shall cause such Relevant Guarantor to also become a Guarantor (each, a “New Guarantor”) of all amounts due and owing on the Outstanding Securities by having such New Guarantor, the Issuer and the Trustee deliver a New Guarantor Supplemental Indenture within such 30 day period, provided that such New Guarantor’s Guarantee may contain any limitation required under the laws of the jurisdiction in which it is incorporated or organized, or which are substantially similar to the limitations contained in such other new guarantees given by the New Guarantor in relation to the Specified Indebtedness giving rise to its status as a Relevant Guarantor.

Upon execution and delivery by the New Guarantor of its New Guarantor Supplemental Indenture and any other documents provided for in Section 1010, the New Guarantor shall be a Guarantor for the purposes of this Indenture and for purposes of all amounts due and owing on the Outstanding Securities.  In connection therewith, (i) the rights and obligations of such New Guarantor and the restrictions imposed upon it under this Indenture shall be the same in all respects as if the New Guarantor had been an Original Guarantor and (ii) the rights and obligations and restrictions imposed upon the other Guarantors shall be the same in all respects as if the New Guarantor had been an Original Guarantor.

In accordance with Section 1302 of the Indenture, any or all of the Subsidiary Guarantors may be released at any time from their respective Guarantees and other obligations under the Indenture and the Securities without the consent of any Holder.  Such release will occur upon or concurrently with the Subsidiary Guarantor no longer being a Relevant Guarantor and upon the delivery of an Officer’s Certificate of Release to the Trustee certifying that the Subsidiary Guarantor is no longer a Relevant Guarantor, provided that, at the time of such release, no default or Event of Default has occurred and is continuing.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal amount hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer or the Guarantors, which is absolute and unconditional, to pay the principal amount of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal amount of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in fully registered form, without coupons, and in minimum denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security and the Guarantees shall be governed by and construed in accordance with the law of the State of New York, but without regard to the principles of conflicts of laws thereof that would require the application of the laws of a jurisdiction other than the State of New York; provided, however, that all matters governing the authorization and execution of the Securities by the Issuer shall be governed by and construed in accordance with the laws of the State of Missouri and the authorization and execution of any notation of the Guarantees by the Guarantors pursuant to Article Thirteen of the Indenture or any Guarantees endorsed by such Guarantors on this Security, if any, shall be governed by and construed in accordance with the laws of the respective places of incorporation of each such Guarantor.

All terms used in this Security are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[IF SECURITY IS A GLOBAL SECURITY, INSERT AS A SEPARATE PAGE -

Schedule A

By purchasing this Security, the Holder hereby agrees to the terms set forth in the Indenture.

SCHEDULE OF ADJUSTMENTS

Initial Principal Amount: US$

Date adjustment made	Principal amount increase	Principal amount decrease	Principal amount following adjustment	Notation made on behalf of the Security Registrar

Section 204.          Form of Trustee’s Certificate of Authentication.

Subject to Section 614, the Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By
Authorized Signatory

ARTICLE THREE

THE SECURITIES

Section 301.          Title and Terms; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued from time to time in one or more series.

With respect to any Securities of any series (except for Securities authenticated and delivered upon registration of transfer of, or in lieu of, other Securities pursuant to this Indenture pursuant to Section 304, Section 305, Section 306, Section 905 or Section 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(1)                                 the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series),

(2)                                 the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon partial redemption of, other Securities of the series pursuant to Section 304, Section 305, Section 306, Section 905 or Section 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)                                 the issue price and issuance date of such Securities, including the date from which interest on such Securities will accrue;

(4)                                 if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, the form of any legend or legends that shall be borne by such Global Securities in addition to or in lieu of those set forth in Section 202 and Section 204  (including any circumstances in addition to or in lieu of those set forth in Section 305 in which such legend(s) may be removed or modified) and any circumstances in addition to or in lieu of those set forth in Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(5)                                 the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest;

(6)                                 the date or dates on which the principal of, and any premium on, any Securities of the series is payable;

(7)                                 the rate or rates at which any Securities of the series shall bear interest, if any, including, if applicable, the rate or rates of interest on any overdue payments, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(8)                                 the place or places where the principal of and any premium and interest on any Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Issuer or the Guarantors in respect of the Securities of the series and this Indenture may be served;

(9)                                 (a) whether or not such Securities are to be redeemable, in whole or in part, at the option of the Issuer and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, (b) if other than by a Board Resolution, the manner in which any election by the Issuer to redeem the Securities shall be evidenced and (c) any provisions in addition to or in lieu of the provisions of Article Eleven applicable to redemption of Securities of the series;

(10)                          if other than denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(11)                          if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(12)                          if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(13)                          if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuer, a Guarantor or the Holder thereof, in one or more currencies, currency units, composite currency or composite currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on Securities of such series as to which such election is made shall be payable (which shall be in accordance with the Applicable Procedures), and the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(14)                          if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(15)                          if other than as provided in Section 201, the form or forms of the Securities;

(16)                          if the Securities will be entitled to the benefits of the Guarantees afforded by Article Thirteen of the Indenture and, if so, the identity of the Guarantors at the time of issuance of such Securities;

(17)                          if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(18)                          if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1202 or Section 1203 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Issuer or a Guarantor to defease such Securities shall be evidenced;

(19)                          any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(20)                          any deletion or addition to or change in the covenants set forth in Article Ten that apply to Securities of the series;

(21)                          any changes to the information the Issuer or the Parent Guarantor shall be obligated to provide to the Trustee, and the Trustee shall be obligated to promptly forward to Holders of Securities of the series, pursuant to Section 703;

(22)                          any other terms of the series of Securities (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5));

(23)                          if Additional Amounts, pursuant to Section 1007, will not be payable by the Issuer and the Guarantors;

(24)                          any stock exchange on which the Securities of the series will be listed;

(25)                          if the series of Securities provides for further creation and issuances of further Securities of such series by the Issuer (having the same terms and conditions as the Securities of that series in all respects, or in all respects except for the issue date, the issue price and the first interest payment date thereon, so that such further issuance shall be consolidated and form a single series with all Outstanding Securities of such series) without the consent of the Holders of that series; and

(26)                          the identifiers of such Securities (CUSIP number and/or ISIN).

The terms of all Securities of any one series shall be substantially identical except as may otherwise be established in or pursuant to Board Resolutions or supplemental indentures referred to above.

To the extent any terms of the Securities are established pursuant to such Board Resolutions or supplemental indentures, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the supplemental indenture setting forth the terms of the Securities.

Section 302.          Denominations.

The Securities shall be issuable only in fully registered form, without coupons, in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issued only in minimum denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof.

Section 303.          Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by any one or more Directors and Authorized Officers.  The signature of any Director or Authorized Officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of any individual who was at any time the proper Director or Authorized Officer of the Issuer shall bind the Issuer notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities.  In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections 601 and 603) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1)                                 that the forms (if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201) and/or terms (if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301) of such Securities have been established in conformity with the provisions of this Indenture;

(2)                                 that such Securities, when such Securities have been authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any qualifications, assumptions and limitations specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and to such other matters as counsel shall specify therein;

(3)                                 when such Securities have been authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and to such other matters as counsel shall specify therein; and

(4)                                 that all conditions precedent to issuance and authentication of the Securities under this Indenture have been satisfied.

The Trustee shall not be required to authenticate such Securities if the issue of any such series of Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not be lawfully taken.

Notwithstanding the provisions of Section 301 and of the second preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Issuer Order and Opinion of Counsel otherwise required pursuant to such second preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued and reasonably contemplate the subsequent issuance of each Security of such series.

Each Security shall be dated on the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or the Authenticating Agent by electronic or manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Paying Agent for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304.          Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuer may execute and, upon compliance with Section 303 by the Issuer, the Trustee shall authenticate and deliver, temporary Securities that shall be produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Directors and/or Authorized Officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 305.          Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe and the transfer restrictions applicable to Securities herein provided, the Issuer shall provide for the registration of Securities. The Security Register for any series of Securities may not be established or maintained at any time in Australia.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of such Securities as herein provided and the Trustee hereby accepts such appointment.  There shall be only one Security Registrar for each series of Securities.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute and the Trustee shall, subject to the transfer restrictions set forth herein and in such Security, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.

Subject to this Section 305, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Issuer shall execute and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing (with the signatures guaranteed in satisfactory form, if reasonably required by the Issuer or the Trustee).

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 905 or 1107 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, neither the Security Registrar nor the Issuer shall be required (A) to issue,

register the transfer of or exchange any Securities of that series (or of that series and specified tenor) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Each Holder and beneficial owner of Securities shall be deemed to represent and agree that such Holder or beneficial owner understands that the Issuer, each Guarantor, the Trustee and each Paying Agent may require certification reasonably acceptable to it (A) as a condition to the payment of principal of, premium, if any, and interest on any Security without, or at a reduced rate of, withholding or backup withholding tax, and (B) to enable the Issuer, each Guarantor, the Trustee and each Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Securities or the Holder or beneficial owner of such Securities under any present or future law, rule or regulation of the United States, any State thereof, the District of Columbia, or any territories thereof or any present or future law, rule or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law, rule or regulation.  Such certification may include, without limitation, U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner for United States Tax Withholding), IRS Form W-8IMY (Certification of Foreign Intermediary Status for United States Tax Withholding), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim that Income Is Effectively Connected with the Conduct of a U.S. Trade or Business) or any successors to such IRS forms).  Each Holder or beneficial owner of Securities agrees to provide any certification required pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be made or registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Issuer that it is unwilling or unable to continue to act as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, and no successor Depositary for such Securities shall have been appointed within 90 days of such notification or of the Issuer becoming aware of the Depositary’s ceasing to be so registered as the case may be, (B) the Issuer in its sole discretion shall have notified the Depositary by Issuer Order that the Global Securities shall be exchanged for such Securities, (C) there shall have occurred and be continuing an Event of Default with respect to the Securities and the beneficial owners of not less than 50% of the aggregate unpaid principal amount evidenced by such Global Security advise the Trustee and the Depositary for such Global Security through its participants in writing that the continuation of the book-entry system is no longer in the best interests of such beneficial owners of the Securities or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

Subject to the preceding paragraph, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 905 or 1107 or otherwise, shall be authenticated and delivered in the form of and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Owners of beneficial interests in a Global Security held on their behalf by a Depositary shall not be entitled to receive physical delivery of Securities in definitive form, shall not be considered the Holders thereof for any purpose under this Indenture and shall have no rights under this Indenture with respect to such Global Security, and such Depositary or its nominee may be treated by the Issuer, the Trustee and any agent of any of them as the Holder and owner of such Global Security for all purposes whatsoever.  Neither the Trustee nor any of its agents shall have any responsibility or liability for the actions taken or not taken by the Depositary. Notwithstanding the foregoing, the Depositary for any Global Security may grant proxies and otherwise authorize any person, including the beneficial owners of interests in such Global Security, to take any action which a Holder is entitled to take under this Indenture with respect to such Global Security.

In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this Section 305, such transfer or exchange will be subject to such procedures and requirements as may be reasonably prescribed by the Issuer and the Trustee from time to time and, in the case of a transfer or exchange involving a Global Security, the Applicable Procedures.

Section 306.                             Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a protected purchaser, the Issuer shall execute and the Trustee shall, upon Issuer order, authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in exchange for any mutilated Security or in lieu of any destroyed, lost or stolen Security, shall (i) constitute an original contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, (ii) be registered by the Issuer in the Security Registrar in the name of such Person and (iii) shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.                             Payment of Interest; Interest Rights Preserved.

Except as otherwise established as contemplated by Section 301 with respect to any series of Securities, interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer or the Guarantor, at its election in each case, as provided in clause (1) or (2) below:

(1)                                 The Issuer or the Guarantor may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer or the Guarantor shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                 The Issuer or the Guarantors may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Section 308.                             Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, the Guarantors, the Trustee or any of their respective agents shall be affected by notice to the contrary.

Section 309.                             Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Paying Agent, be delivered to the Paying Agent and shall be promptly cancelled by it.  The Issuer or a Guarantor may at any time deliver to the Paying Agent for cancellation any Securities previously authenticated and delivered hereunder that the Issuer or such Guarantor may have acquired in any manner whatsoever, and may deliver to the Paying Agent (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder that the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Paying Agent.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Paying Agent shall be disposed of in accordance with the Paying Agent’s then customary procedure unless by an Issuer Order the Issuer shall direct that cancelled Securities be returned to it.

Section 310.                             Computation of Interest.

Except as otherwise established as contemplated by Section 301 for Securities of any series, Interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.                             CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall assume no responsibility for the accuracy of such numbers and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401.                             Satisfaction and Discharge of Indenture.

This Indenture shall, upon an Issuer Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, the surviving rights of the Trustee under Section 607 hereof, and any provision hereof that expressly survives the satisfaction and discharge of this Indenture), and the Trustee, at the expense of the Issuer, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when

(1)                                 either

(A)                               all Securities theretofore authenticated and delivered (other than (i) Securities that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)                               all such Securities that have not been delivered to the Trustee for cancellation:

(i)                                     have become due and payable by reason of the mailing of a notice of redemption, or

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Securities, cash in U.S. dollars, not-callable U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and accrued interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                                 no default or Event of Default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(3)                                 the Issuer has paid or caused to be paid or made provision satisfactory to the Trustee for the payment of all other sums payable hereunder by the Issuer including all amounts due and payable to the Trustee;

(4)                                 the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the applicable series of Securities at the Stated Maturity or Redemption Date, as the case may be; and

(5)                                 the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors to the Trustee and the lien of the Trustee under Section 607, the obligations of the Issuer to any Authenticating Agent under Section 613, any obligations of the Trustee under Section 402, the rights and obligations of the Issuer set forth in the last paragraph of Section 1003 and any rights of registration of transfer, exchange or replacement of Securities provided in Sections 304, 305, 306, 905, 1002 or 1107 and any rights to receive Additional Amounts pursuant to Section 1007 shall survive such satisfaction and discharge.

Section 402.                             Application of Trust Money

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium and any interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

Section 501.                             Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating such series of Securities or in the form of the Security for such series:

(1)                                 a default in the payment of any principal of, or any premium on, any Securities of that series when due whether at Maturity, upon redemption, pursuant to a Change of Control Offer or otherwise and, provided that if such default is caused solely by technical or administrative error, the continuance of such default for a period of three Business Days;

(2)                                 a default in the payment of any interest or any Additional Amounts due and payable on any Securities of such series and the continuance of such default for a period of 30 days;

(3)                                 a default in the performance, or breach, of any other covenant, obligation or agreement of the Issuer or the Guarantors in this Indenture with respect to the Securities of that series, the Securities of that series or the Guarantees (other than a covenant or obligation default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series) and the continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer (with a copy to the Parent Guarantor) by the Trustee or to the Issuer (with a copy to the Parent Guarantor) and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4)                                 (a) any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) of the Issuer, any Guarantor or any Principal Subsidiary becomes due and is required to be paid prior to its contractual maturity date by reason of any event of default or acceleration (however described), (b) the Issuer, any Guarantor or any Principal Subsidiary fails (after the expiration of any applicable grace period) to make any payment in respect of any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) on the due date for payment, (c) any security given by the Issuer, any Guarantor or any Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) is enforced or (d) default is made (after the expiration of any applicable grace period) by the Issuer, any Guarantor or any Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies), unless such Indebtedness is discharged or an event of default or acceleration related to such Indebtedness is waived or rescinded, as applicable;

(5)                                 one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 (or its equivalent in any other currency or currencies), shall be rendered against the Issuer, any Guarantor or any Principal Subsidiary or any combination thereof and the same shall remain unsatisfied or undischarged for a period of 30 consecutive days, during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon assets of the Parent Guarantor or any Principal Subsidiary to enforce such judgment;

(6)                                 any Guarantee is held to be unenforceable or invalid in a judicial proceeding or is claimed in writing by the Issuer or any Guarantor not to be valid or enforceable, or any Guarantee is denied or disaffirmed in writing by the Issuer or any Guarantor, except, in each case, as permitted in accordance with the terms of this Indenture;

(7)

(a)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Issuer, any Guarantor or any Principal Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, receiver and manager, administrator, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Issuer, any Guarantor or any Principal Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(a)                                 the Issuer, any Guarantor or any Principal Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any U.S. federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (7)(a) above, (iii) apply for or consent to the appointment of a receiver, receiver and manager, administrator, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Issuer, any Guarantor or any Principal Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Issuer, any Guarantor or any

Principal Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (7)(b) or clause (7)(a) above or (vi) solely in the case of the Parent Guarantor, where the Parent Guarantor (A) is declared “bankrupt” as defined in Article 8 of the Interpretations (Jersey) Law 1954 or any proceedings are commenced or other steps taken for the Parent Guarantor to be declared “bankrupt” or (B) takes any step to participate in a scheme of arrangement or merger under Part 18A or Part 18B respectively of the Jersey Companies Law or to seek continuance overseas under Part 18C of the Jersey Companies Law;

(b)                                 the Issuer or any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(8)                                 any other Event of Default established as contemplated by Section 301 provided with respect to Securities of that series.

Section 502.                             Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(7)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then, in every such case, the Trustee (if a Responsible Officer of the Trustee has received written notice of such Event of Default) or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal amount of all the Outstanding Securities of such series to be due and payable immediately, by a notice in writing to the Issuer with a copy to the Parent Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount and any accrued interest thereon shall become immediately due and payable.  If an Event of Default specified in Section 501(7) occurs and is continuing, then in every such case the principal of, Additional Amounts, if any, and any accrued and unpaid interest on the Outstanding Securities of any series shall become immediately due and payable without any further action on the part of the Trustee or the Holders.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Issuer, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:

(1)                                 the Issuer or a Guarantor has irrevocably paid or irrevocably deposited with the Trustee a sum sufficient to pay

(A)                               all overdue interest on all Outstanding Securities of such series,

(B)                               the principal of (and premium, if any, on) any Outstanding Securities of such series that have become due otherwise than by such declaration of acceleration, and any interest on such unpaid principal at the rate prescribed therefor in such Securities,

(C)                               to the extent that payment of such interest is lawful, interest upon overdue payments at the rate or rates for such Securities established as contemplated by Section 301,

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all amounts due to the Trustee under Section 607; and

(2)                                 all Events of Default with respect to the Securities of such series, other than the non-payment of the principal of or interest on the Securities of such series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.                             Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer and each Guarantor covenants that if

(1)                                 default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)                                 default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Issuer and each Guarantor shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates established as contemplated by Section 301 therefor, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 607.

If the Issuer and the Guarantors fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or the Guarantors or any other obligor upon such Securities or the Guarantees, as the case may be, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or the Guarantors or any other obligor upon such Securities or the Guarantees, as the case may be, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the

Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.                             Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuer or the Guarantors (or any other obligor upon the Securities), any of their respective property or creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505.                             Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and other amounts due to it under Section 607, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.                             Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest (or any Additional Amounts), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities (and any Additional Amounts) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest (and any Additional Amounts), respectively; and

THIRD: The balance, if any, to the Issuer, any Guarantor or the other Person or Persons otherwise entitled thereto.

Section 507.                             Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2)                                 the Holders of at least 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute such proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                 such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                 the Trustee, within 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(5)                                 no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508.                             Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security pursuant to the terms thereof or the Guarantee thereof (and any Additional Amounts) on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.                             Control by Holders.

Subject to Section 603(5), the Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(1)                                 such direction shall not be in conflict with any rule of law or with this Indenture or subject the Trustee to undue risk or require the Trustee to submit to the jurisdiction of a non-U.S. court,

(2)                                 the action so directed would not be unjustly prejudicial to the Holders not taking part in such direction, or

(3)                                 the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction,

provided further that the Trustee shall be under no obligation to determine whether any such direction shall be in such conflict or so unjustly prejudicial, and provided further, that nothing herein shall be deemed to require the Trustee to take direction from Holders unless such direction is in writing and accompanied by indemnity satisfactory to the Trustee.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and that is not inconsistent with such direction by Holders of Securities.

Section 513.                             Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)                                 in the payment of the principal of or any premium or interest on any Security of such series (or any Additional Amounts payable in respect thereof), or

(2)                                 in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, including fees and expenses of counsel, and may assess costs against any such party litigant; provided that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any such suit.

Section 515.                             Waiver of Usury, Stay or Extension Laws.

Each of the Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601.                             Certain Duties and Responsibilities.

(a)                                 Except during the continuance of an Event of Default with respect to the Securities of any series,

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                 In case an Event of Default has occurred and is continuing with respect to Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)                                     this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

(ii)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(iii)                               no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e)                                  The Trustee shall not be liable for any error in judgment made in good faith by a Responsible Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

Section 602.                             Notice of Defaults.

Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit to all Holders of the Securities of each series affected thereby, in the manner provided in Section 106, notice of such default hereunder in respect of which written notice has been provided to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, or any premium or interest (or any Additional Amounts in respect of the foregoing) on, any Security of such series, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 603.                             Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)                                 the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, securities, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                 any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)                                 whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and/or Opinion of Counsel;

(4)                                 the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such direction is in writing and such Holders shall have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, securities, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)                                 the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(8)                                 the Trustee shall not be deemed to have or be charged with notice or knowledge of any default or Event of Default under this Indenture (other than a payment default under Sections 501 or 502 hereof) unless a Responsible Officer of the Trustee shall have received written notice of such default or Event of Default from the Issuer or any other obligor on such Securities or by any Holder of such Securities and such notice refers to the Securities and this Indenture;

(9)                                 the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Paying Agent and Securities Registrar), and to each agent, custodian and other Person employed to act hereunder;

(10)                          anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought;

(11)                          the Trustee may employ agents in performing its duties hereunder and shall not have liability for negligent performance by an agent appointed with due care;

(12)                          The Trustee shall not be liable for errors in judgment made in good faith unless negligent in ascertaining pertinent facts; and

(13)                          the permissive rights of the Trustee to take or refrain from taking any action enumerated herein shall not be construed as an obligation or duty.

Section 604.                             Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture, any offering document or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder.  The Trustee shall not be accountable for the use or application by the Issuer of the Securities or the proceeds thereof.

Section 605.                             May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Trustee or the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.                             Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by applicable law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 607.                             Compensation and Reimbursement.

Each of the Issuer and the Parent Guarantor agrees jointly and severally:

(1)                                 to pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its negligence or willful misconduct; and

(3)                                 to indemnify each of the Trustee and any predecessor Trustee and their respective officers, employees and directors for, and to defend and hold them harmless against, any and all loss, liability, claim, damage or expense (including (i) the reasonable compensation and the expenses and disbursements of its agents and counsel and (ii) taxes other than withholding, backup withholding or taxes based on the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 607(3)) and defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense may be attributable to its negligence or willful misconduct;

To ensure the Issuer’s and the Parent Guarantor’s payment obligations under this Section 607, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property collected or held in trust for the benefit of the Holders of particular Securities.  Such lien and the obligations of the Issuer under this Section 607 shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture.

The indemnity contained herein shall survive the resignation or removal of the Trustee and the final payment in full of the Securities, and termination of this Indenture.

“Trustee” for purposes of this Section 607 shall include any predecessor Trustee, but the negligence or bad faith or willful misconduct of any Trustee shall not affect the rights or obligations of the Issuer or any other Trustee hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7), the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable United States, United Kingdom or Australian federal or state bankruptcy, insolvency or other similar law.

Section 608.                             Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act (as if the provisions to the Trust Indenture Act applied to this Indenture), the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Indenture. To the extent permitted by Section 310(b) of the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Notwithstanding the foregoing, each of the parties hereto acknowledge and agree and the Holders are deemed to acknowledge and agree that there is no conflict of interest as a result of Deutsche Bank Trust Company Americas acting in its capacity as trustee for both the senior notes of the Issuer and the subordinated notes of the Issuer.  Further, any such action on the part of the Trustee hereunder, shall be deemed not to be a breach of any fiduciary duty on the part of the Trustee hereunder.

Section 609.                             Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series.  Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the provisions to the Trust Indenture Act applied to this Indenture) to act as such, has a combined capital and surplus of at least US$50,000,000 and has its Corporate Trust Office in the Borough of Manhattan, The City of New York, New York.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee with respect to the Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.                             Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, upon 30 days’ prior written notice delivered to the Trustee and to the Issuer.  If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

If at any time:

(1)                                 the Trustee shall fail to comply with Section 608 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months;

(2)                                 the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act (as if the provisions of the Trust Indenture Act applied to this Indenture) and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

(3)                                 the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee.

The Trustee may resign at any time with respect to the Securities by giving 30 days prior written notice thereof to the Issuer.  If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Issuer and the Parent Guarantor any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more of all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided for in Section 106.  Each notice shall include the name of the successor Trustee with respect to the Securities and the address of its Corporate Trust Office.

In no event will the Trustee be responsible for or have any liability for the acts or omissions of any such successor Trustee for the Securities of any series appointed hereunder or for any separate or co-Trustee.

Section 611.                             Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first preceding paragraph.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.                             Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Securities in its own name with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 613.                             Agents.

Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Authenticating Agent, Paying Agent and Security Registrar and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Authenticating Agent, Paying Agent and Security Registrar.

Section 614.                             Appointment of Authenticating Agent.

The Trustee, with the consent of the Issuer, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, except upon original issue or pursuant to Section 306, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than US$50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By
As Authenticating Agent

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Issuer wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Issuer in writing or by facsimile (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Issuer with respect to such series of Securities.

Section 615.                             Preferential Collection of Claims Against the Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.  A Trustee who has resigned or been removed shall be subject to Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 701.                             Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer will furnish, or cause the Security Registrar to furnish, to the Trustee

(1)                                 semi-annually, not later than ten days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Outstanding Securities of each series as of such Regular Record Date, and

(2)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be Security Registrar for Securities of a series, no such list need be furnished with respect to such series of Securities.

Section 702.                             Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders of the Securities of any series to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act (as if the provisions of the Trust Indenture Act applied to this Indenture).

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that none of the Issuer, any Guarantor nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act (as if the provisions of the Trust Indenture Act applied to this Indenture) or other applicable law.

Section 703.                             Reports by the Issuer.

(1)                                 If and when the Issuer is registered with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Issuer shall furnish to the Trustee any information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same is so required to be filed with the Commission.

(2)                                 With respect to the Securities of any series and for so long as the Securities of such series are Outstanding, the Issuer shall furnish to the Trustee as soon as practicable, and the Trustee shall promptly distribute to the Holders of Securities of such series such information as is specified as contemplated by Section 301 for the Securities of such series.

(3)                                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 704.                             Reports by Trustee to Holders.

(1)                                 Within 60 days after the Parent Guarantor’s fiscal year end of each year beginning with the fiscal year end following the date of this Indenture, and for so long as any Securities remain outstanding, the Trustee shall mail or make available to each Holder a brief report dated as of such fiscal year end that complies with Section 313(a) of the Trust Indenture Act, if and to the extent required by such subsection.  The Trustee shall also comply with Section 313(b) and Section 313(c) of the Trust Indenture Act.

(2)                                 A copy of each report at the time of its mailing or posting to the Holders shall be mailed or made available by the Trustee to the Parent Guarantor and filed by the Trustee with the Commission and each exchange, if any, on which the Securities are listed in accordance with Section 313(d) of the Trust Indenture Act.  The Parent Guarantor agrees to notify promptly the Trustee in writing whenever the Securities become listed on any exchange and of any delisting thereof.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.                             Issuer May Consolidate, Etc., Only on Certain Terms.

For so long as any of the Securities or any Guarantee thereof remain Outstanding, neither the Issuer nor any Guarantor may consolidate with or merge into any other Person that is not the Issuer or a Guarantor, or convey, transfer or lease all or substantially all of its properties and assets to any Person that is not the Issuer or a Guarantor, unless:

(1)                                 any Person formed by such consolidation or into which the Issuer or any Guarantor, as the case may be, is merged or to whom the Issuer or such Guarantor has conveyed, transferred or leased all or substantially all of its properties and assets is a corporation, partnership or trust organized and validly existing under the laws of its jurisdiction of organization, and such Person either is the Issuer or any other Guarantor or assumes by supplemental indenture the Issuer’s or such Guarantor’s obligations, as the case may be, on the Securities and the Guarantees and under this Indenture (including any obligation to pay any Additional Amounts);

(2)                                 immediately after giving effect to the transaction and treating any Indebtedness which becomes an obligation of the Issuer or any Guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)                                 if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer or a Guarantor would become subject to a Lien which would not be permitted by this Indenture, the Issuer, the Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all Indebtedness secured thereby;

(4)                                 any such Person not incorporated or organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, Jersey, Australia or the United Kingdom, or any state or territory thereof shall expressly agree by a supplemental indenture,

(a)                                 to indemnify the Holder of each Security and each beneficial owner of an interest therein against (X) any tax, duty, assessment or other governmental charge imposed on such Holder or beneficial owner or required to be withheld or deducted from any payment to such Holder or beneficial owner as a consequence of such consolidation, merger, conveyance, transfer or lease, and (Y) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease, and

(b)                                 that all payments pursuant to the Securities or the Guarantees in respect of the principal of and any premium and interest on the Securities, as the case may be, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization or residency of such Person or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or other governmental charges are required by such jurisdiction or any such subdivision or authority to be withheld or deducted, in which case such Person shall pay such additional amounts (“Successor Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or other governmental charges and any additional taxes, duties, assessments or other governmental charges payable in respect of such Successor Additional Amounts) in the payment to each Holder or beneficial owner of a Security of the amounts which would have been received pursuant to the Securities or the Guarantee, as the case may be, had no such withholding or deduction been required, except that no Successor Additional Amounts shall be so payable for or on account of:

(i)                                     any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such Holder or beneficial owner of the Security:

(A)                               was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction (as defined below) or otherwise had some connection with the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction other than the mere ownership of, or receipt of payment under, such Security or Guarantee;

(B)                               presented such Security or Guarantee for payment in any jurisdiction of organization of such Person, which shall be deemed a “Relevant Jurisdiction”, unless such Security or Guarantee could not have been presented for payment elsewhere;

(C)                               presented such Security or Guarantee (where presentation is required) more than thirty (30) days after the date on which the payment in respect of such Security or Guarantee first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security or Guarantee for payment on any day within such period of thirty (30) days; or

(D)                               with respect to any withholding or deduction of taxes, duties, assessments or other governmental charges imposed by the United States, or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, is or was with respect to the United States a citizen or resident of the United States, treated as a resident of the United States, present in the United States, engaged in business in the United States, a Person with a permanent establishment or fixed base in the United States, a “ten percent shareholder” of the Issuer or a Guarantor, a passive foreign investment company, or a controlled foreign corporation, or has or has had some other connection with the United States (other than the mere receipt of a payment or the ownership of holding a Security);

(c)                                  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such tax, assessment or other governmental charge;

(d)                                 any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium and interest on, the Securities or the Guarantees thereof;

(e)                                  any withholding, deduction, tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply in a timely manner by the Holder of such Security or, in the case of a Global Security, the beneficial owner of such Global Security, with a timely request of the Issuer, the Guarantors, the Trustee or any Paying Agent addressed to such Holder or beneficial owner, as the case may be, (i) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such withholding, deduction, tax, duty, assessment or other governmental charge (including without limitation the filing of a United States Internal Revenue Service (“IRS”) Form W-8 BEN, W-8 BEN-E, W-8 ECI or W-9);

(f)                                   any withholding, deduction, duty, tax, assessment or other governmental charge which is imposed or withheld by or by reason of the Australian Commissioner of Taxation giving a notice under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) of Australia;

(g)                                  any taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the Securities to comply with (a) the requirements of Sections 1471 through 1474 (commonly known as “FATCA”) of the Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations issued thereunder or any official interpretation thereof or any agreement entered into pursuant to Section 1471 of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction or relating to any intergovernmental agreement between the United States and any other jurisdiction, which, in either case, facilitates the implementation of clause (a) above and (c) any agreement pursuant to the implementation of clauses (a) and (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction;

(h)                                 any combination of items (1), (2), (3), (4), (5) and (6);

nor shall Additional Amounts be paid to any such Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment on a Security or Guarantee would, under the laws of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Security or Guarantee;

(5)                                 the Person formed by such consolidation or into which the Issuer or Guarantor is merged or to whom the Issuer or Guarantor has conveyed, transferred or leased its properties or assets (if such Person is organized and validly existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, Jersey, Australia or the United Kingdom or, in each case, any state or territory thereof) agrees to indemnify the Holder of each Security against (a) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease which is imposed or levied by or on behalf of that jurisdiction or any political subdivision or taxing authority thereof or therein as at that date such consolidation, merger, conveyance, transfer or lease is effective and (b) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease; and

(6)                                 the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802.                             Successor Substituted.

Upon any consolidation of the Issuer or any Guarantor with, or merger of the Issuer or any Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or a Guarantor substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Issuer or such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Issuer or a Guarantor, as applicable, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.                             Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer or a Guarantor, when authorized by a Board Resolution of the Issuer or such Guarantor, as applicable, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1)                                 to evidence the succession or substitution of another Person to the Issuer or a Guarantor and the assumption by any such successor of the covenants of the Issuer or such Guarantor, as the case may be, herein and in the Securities; or

(2)                                 to add to the covenants of the Issuer or the Guarantors or to surrender any right or power herein conferred upon the Issuer or a Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants or surrenders are to be for the benefit of less than all series of Securities, stating that such covenants or surrenders are expressly included solely for the benefit of such series); or

(3)                                 to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4)                                 to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form; or

(5)                                 to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(6)                                 to add a New Guarantor by way of a New Guarantor Supplemental Indenture or to release a Guarantor as permitted by and in accordance with the requirements of this Indenture; or

(7)                                 to secure the Securities (pursuant to the requirements of Section 1008 or otherwise); or

(8)                                 to establish the form or terms of Securities of any series as contemplated by Section 201 or 301; or

(9)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(10)                          to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(11)                          to conform the text of the Securities of any series to any provision of the description of such Securities in the offering document used in connection with the offering of such Securities to the extent that such provisions were intended to be a verbatim recitation of any provision of such Securities; or

(12)                          to make any other change that does not adversely affect the interests of the Holders of the Securities in any material respect.

Section 902.                             Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer, the Guarantors and the Trustee, the Issuer or a Guarantor, when authorized by a Board Resolution of the Issuer or such Guarantor, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)                                 Change the Stated Maturity of, or any installment of, the principal, premium (if any) or rate of interest on the Outstanding Securities or the rate of interest on the Outstanding Securities or change any obligation to pay Additional Amounts or Successor Additional Amounts on the Outstanding Securities;

(2)                                 Change the place or currency of payment on the Outstanding Securities;

(3)                                 Impair the ability of any Holder to sue for payment;

(4)                                 Reduce the amount of principal payable upon acceleration of the maturity of the Outstanding Securities following an Event of Default;

(5)                                 Reduce any amounts due on the Outstanding Securities;

(6)                                 Reduce the aggregate principal amount of the Outstanding Securities the consent of the Holders of which is needed to modify or amend this Indenture;

(7)                                 Reduce the aggregate principal amount of the Outstanding Securities of any series the consent of the Holders of which is needed to waive compliance with certain provisions of this Indenture or to waive certain defaults;

(8)                                 Modify in a way that adversely affects Holders any other aspect of the provisions dealing with modification of or waiver under this Indenture;

(9)                                 Reduce the premium payable upon a Change of Control or, at any time after a Change of Control Triggering Event has occurred, amend, change or modify in any material respect the obligations of the Issuer to make and complete the Change of Control Offer;

(10)                          Waive a default or an Event of Default in the payment of principal of, or interest or premium, if any, on the Securities (except a rescission of acceleration of any series of Securities by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series, and a waiver of the payment default that resulted from such acceleration);

(11)                          Subordinate the Securities of any series or the Guarantees as applicable to such series to any other obligation of the Issuer or any of the Guarantors;

(12)                          Modify in a way that adversely affects Holders the terms and conditions of the Guarantors’ payment obligations (including with respect to Additional Amounts) under the Securities;

(13)                          Release any Guarantee (other than in accordance with this Indenture); or

(14)                          Change the provisions of this Section 902.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.                             Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601 and 603) shall be fully protected in relying upon, in addition to the documents required by Section 102, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to such execution and delivery of such supplemental indenture have been satisfied.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.                             Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent, if any, therein expressly provided otherwise.

Section 905.                             Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer, and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

Section 1001.                      Payment of Principal, Premium and Interest.

The Issuer covenants and agrees for the benefit of each series of Securities that it shall duly and punctually pay the principal of and any premium and interest on the Securities of such series (and any Additional Amounts or Successor Additional Amounts in respect thereof) in accordance with the terms of the Securities and this Indenture.  Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, and interest then due.  The Issuer agrees to deposit such funds with the Trustee or Paying Agent one Business Day prior to the date on which such principal, premium, if any, and interest is due.

Section 1002.                      Maintenance of Office or Agency.

The Issuer shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of such series and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Trustee as such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time, without the consent of the Holders of the Securities, designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes.

The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003.                      Money for Securities Payments to Be Held in Trust.

If the Issuer or a Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of or any premium or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest (and Additional Amounts and Successor Additional Amounts) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of or any premium or interest (and Additional Amounts and Successor Additional Amounts) on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay such amount and with sufficient time to meet any applicable payment system deadline to make such payment in respect of the Securities of each such series, such sum to be held in trust for the benefit of the Persons entitled to such principal or any premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee in writing of its action or failure so to act.

The Issuer shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest (or Additional Amounts or Successor Additional Amounts) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided, (2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities of such series) in the making of any payment of principal, premium, if any, or interest (or Additional Amounts or Successor Additional Amounts) on the Securities of such series or any Guarantee and (3) during the continuance of any default by the Issuer or a Guarantor (or any other obligor upon the Securities of such series) in the making of any payment in respect of the Securities of such series or any Guarantee, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of such series or such Guarantee(s).

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or a Guarantor, in trust for the payment of the principal of or any premium or interest (or Additional Amounts or Successor Additional Amounts) on any Security of any series and remaining unclaimed for two years after such principal, premium, interest (or Additional Amounts or Successor Additional Amounts) has become due and payable shall, upon receipt of a Issuer Request, be paid to the Issuer or a Guarantor by the Trustee or such Paying Agent, or (if then held by the Issuer or a Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or a Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or such Guarantor as trustee thereof, shall thereupon cease.

Section 1004.                      Statement by Officers as to Default.

The Parent Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officer’s Certificate of the Parent Guarantor stating whether or not to the best knowledge of the signers thereof the Issuer and the Guarantors are in compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer or a Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 1005.                      Existence.

Subject to Article Eight, the Issuer and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence, rights (charter and statutory) and franchises necessary to conduct its business; provided, however, that neither the Issuer nor any Guarantor shall be required to preserve any such right or franchise if the Board of Directors of such Person shall determine in a Board Resolution that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof would not have a material adverse effect on such Person’s ability to perform its obligations under this Indenture or any Securities or Guarantees.

Section 1006.                      Payment of Taxes and Other Claims.

The Issuer and each Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon the income, profits or property of it, and (2) all lawful claims for labor, materials and supplies which, if unpaid, would by law become a lien upon the property of the Issuer or such Guarantor; provided, however, that neither the Issuer nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) whose amount, applicability or validity is being contested in good faith by appropriate proceedings, or (B) where the failure to pay or discharge or to cause to be paid or discharged such tax, assessment, charge or claim would (in the opinion of any two Authorized Officers and/or Directors of the Issuer set forth in an Officer’s Certificate delivered to the Trustee) not (i) result in a material adverse effect on the financial condition of the Parent Guarantor and its Subsidiaries, taken as a whole, or (ii) have an adverse effect on the legality, validity or enforceability of the Securities or the Guarantees.

Section 1007.                      Additional Amounts.

All payments of, or in respect of, principal of, and any premium and interest on, the Securities, and all payments pursuant to any Guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States (including the District of Columbia and any state, possession or territory thereof), Jersey, Australia, the United Kingdom or any other jurisdiction in which the Issuer or any Guarantor is or becomes a resident for tax purposes (whether by merger, consolidation or otherwise) or through which the Issuer or any Guarantor makes payment on the Securities or any Guarantee (each a “Relevant Jurisdiction”) or any political subdivision or taxing authority of any of the foregoing, unless such taxes, duties, assessments or governmental charges are required by the law of the Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, to be withheld or deducted.  In that event, the Issuer or the Guarantors, as applicable, shall pay such additional amounts (“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or other governmental charges and any additional taxes, duties, assessments or other governmental charges payable in respect of such Additional Amounts) in the payment to the holder of each Security of the amounts which would have been payable in respect of such Security or Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(1)                                 any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such Holder or beneficial owner of the Security:

(a)                                 was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction or otherwise had some connection with the United States, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction other than the mere ownership of, or receipt of payment under, such Security or Guarantee;

(b)                                 presented such Security or Guarantee for payment in any Relevant Jurisdiction, unless such Security or Guarantee could not have been presented for payment elsewhere;

(c)                                  presented such Security or Guarantee (where presentation is required) more than thirty (30) days after the date on which the payment in respect of such Security or Guarantee first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security or Guarantee for payment on any day within such period of thirty (30) days; or

(d)                                 with respect to any withholding or deduction of taxes, duties, assessments or other governmental charges imposed by the United States, or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, is or was with respect to the United States a citizen or resident of the United States, treated as a resident of the United States, present in the United States, engaged in business in the United States, a Person with a permanent establishment or fixed base in the United States, a “ten percent shareholder” of the Issuer or a Guarantor, a passive foreign investment company, or a controlled foreign corporation, or has or has had some other connection with the United States (other than the mere receipt of a payment or the ownership of holding a Security);

(2)                                 any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such tax, assessment or other government charge;

(3)                                 any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium and interest on, the Securities or the Guarantees thereof;

(4)                                 any withholding, deduction, tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply in a timely manner by the Holder of such Security or, in the case of a Global Security, the beneficial owner of such Global Note, with a timely request of the Issuer, the Guarantors, the Trustee or any Paying Agent addressed to such Holder or beneficial owner, as the case may be, (a) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such withholding, deduction, tax, duty, assessment or other governmental charge (including without limitation the filing of an IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-9);

(5)                                 any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld by or by reason of the Australian Commissioner of Taxation giving a notice under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) of Australia or under a similar provision;

(6)                                 any taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the Securities to comply with (a) the requirements of FATCA, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations issued thereunder or any official interpretation thereof or any agreement entered into pursuant to Section 1471 of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction or relating to any intergovernmental agreement between the United States and any other jurisdiction, which, in either case, facilitates the implementation of clause (a) above and (c) any agreement pursuant to the implementation of clauses (a) and (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction; or

(7)                                 any combination of items (1), (2), (3), (4), (5) and (6);

nor shall Additional Amounts be paid to any such Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment on a Security or Guarantee would, under the laws of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Security or Guarantee.

Whenever there is mentioned, in any context, any payment of or in respect of the principal of, or any premium or interest on, any Security of any series (or any payments pursuant to the Guarantees thereof), such mention shall be deemed to include mention of the payment of Additional Amounts or Successor Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts or Successor Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture, and any express mention of the payment of Additional Amounts or Successor Additional Amounts in any provisions of this Indenture shall not be construed as excluding Additional Amounts or Successor Additional Amounts in those provisions of this Indenture where such express mention is not made.

At least ten (10) days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Issuer shall be obligated to pay Additional Amounts with respect to such payment, the Issuer shall deliver to the Trustee and the principal Paying Agent an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee and such Paying Agent to pay such Additional Amounts to the Holders on the payment date; provided, however, that if ten (10) days prior to each date on which any such payment is due and payable the amount of such payment has not yet been determined, the Issuer shall notify the Trustee of such amount promptly after such amount has been determined.

Section 1008.                      Limitation on Liens

For so long as any of the Securities or the Guarantees are outstanding, the Parent Guarantor shall not, and shall not permit any Subsidiary to, create, assume, incur, issue or otherwise have outstanding any Lien upon, or with respect to, any of the present or future business, property, undertaking, assets or revenues (including, without limitation, any Equity Interests and uncalled capital), whether now owned or hereafter acquired (together, “assets”) of the Parent Guarantor or such Subsidiary, to secure any Indebtedness, unless the Securities and Guarantees are secured by such Lien equally and ratably with (or prior to) such Indebtedness, except for the following, to which this covenant shall not apply:

(1)                                 Liens on assets securing Indebtedness of the Parent Guarantor or such Subsidiary outstanding on the Issue Date;

(2)                                 Liens on assets securing Indebtedness owing to the Parent Guarantor or any Subsidiary (other than a Project Subsidiary);

(3)                                 Liens existing on any asset prior to the acquisition of such asset by the Parent Guarantor or any Subsidiary after the Issue Date, provided that (i) such Lien has not been created in anticipation of such asset being so acquired, (ii) such Lien shall not apply to any other asset of the Parent Guarantor or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date of such acquisition of such assets, (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date of such acquisition of such asset and (iv) such Lien shall be discharged within one year of the date of acquisition of such asset or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to the Parent Guarantor and the Subsidiaries;

(4)                                 Liens on any assets of a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) after the Issue Date that existed prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), provided that (i) such Lien has not been created in anticipation of such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Parent Guarantor or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated), (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated) and (iv) such Lien shall be discharged within one year of the date such Person becomes a Subsidiary (or is so merged or consolidated) or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to the Parent Guarantor and the Subsidiaries;

(5)                                 Liens created to secure Indebtedness, directly or indirectly, incurred for the purpose of purchasing Equity Interests or other assets (other than real or personal property of the type contemplated by clause (6) below), provided that (i) such Lien shall secure only such Indebtedness incurred  for the purpose of purchasing such assets, (ii) such Lien shall apply only to the assets so purchased (and to proceeds and products of, and, in the case of any assets other than Equity Interests, any subsequently after-acquired property that is affixed or incorporated into, the assets so purchased) and (iii) such Lien shall be discharged within two years of such Lien being granted;

(6)                                 Liens created to secure Indebtedness incurred for the purpose of acquiring or developing any real or personal property or for some other purpose in connection with the acquisition or development of such property, provided that (i) such Lien shall secure only such Indebtedness, (ii) such Lien shall not apply to any other assets of the Parent Guarantor or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the property so acquired or developed and (iii) the rights of the holder of the Indebtedness secured by such Lien shall be limited to the property that is subject to such Lien, it being the intention that the holder of such Lien shall not have any recourse to the Parent Guarantor or any Subsidiaries personally or to any other property of the Parent Guarantor or any Subsidiary;

(7)                                 Liens for any borrowings from any financial institution for the purpose of financing any import or export contract in respect of which any part of the price receivable is guaranteed or insured by such financial institution carrying on an export credit guarantee or insurance business, provided that (i) such Lien applies only to the assets that are the subject of such import or export contract and (ii) the amount of Indebtedness secured thereby does not exceed the amount so guaranteed or insured;

(8)                                 Liens for Indebtedness from an international or governmental development agency or authority to finance the development of a specific project, provided that (i) such Lien is required by applicable law or practice and (ii) the Lien is created only over assets used in or derived from the development of such project;

(9)                                 any Lien created in favor of co-venturers of the Parent Guarantor or any Subsidiary pursuant to any agreement relating to an unincorporated joint venture, provided that (i) such Lien applies only to the Equity Interests in, or the assets of, such unincorporated joint venture and (ii) such Lien secures solely the payment of obligations arising under such agreement;

(10)                          Liens over goods and products, or documents of title to goods and products, arising in the ordinary course of business in connection with letters of credit and similar transactions, provided that such Liens secure only the acquisition cost or selling price (and amounts incidental thereto) of such goods and products required to be paid within 180 days;

(11)                          Liens arising by operation of law in the ordinary course of business of the Parent Guarantor or any Subsidiary;

(12)                          Liens created by the Parent Guarantor or any Subsidiary over a Project Asset of the Parent Guarantor or such Subsidiary, provided that such Lien secures only (i) in the case of a Lien over assets referred to in clause (a) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the Parent Guarantor or such Subsidiary or (ii) in the case of a Lien over Equity Interests referred to in clause (b) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the direct Subsidiary of the Parent Guarantor or such Subsidiary;

(13)                          Liens arising under any netting or set-off arrangement entered into by the Parent Guarantor or any Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Parent Guarantor or any Subsidiary;

(14)                          Liens incurred in connection with any extension, renewal, replacement or refunding (together, a “refinancing”) of any Lien permitted in clauses (1) through (13) above and any successive refinancings thereof permitted by this clause (12) (each, an

“Existing Security”), provided that (i) such Liens do not extend to any asset that was not expressed to be subject to the Existing Security, (ii) the principal amount of Indebtedness secured by such Liens does not exceed the principal amount of Indebtedness that was outstanding and secured by the Existing Security at the time of such refinancing and (iii) any refinancing of an Existing Security incurred in accordance with clauses (3) through (5) above (and any subsequent refinancings thereof permitted by this clause (12)) will not affect the obligation to discharge such Liens within the time frames that applied to such Existing Security at the time it was first incurred (as specified in the applicable clause);

(15)         any Lien arising as a result of a Change in Lease Accounting Standard; and

(16)         other Liens by the Parent Guarantor or any Subsidiary securing Indebtedness, provided that, immediately after giving effect to the incurrence or assumption of any such Lien or the incurrence of any Indebtedness secured thereby, the aggregate principal amount of all outstanding Indebtedness of the Parent Guarantor and any Subsidiary secured by any Liens pursuant to this clause (13) shall not exceed 10% of Total Tangible Assets at such time.

Section 1009.  Offer to Purchase Upon Change of Control Triggering Event.

Any Securities of any series that require that the Issuer make an offer to purchase upon a Change of Control Triggering Event shall be purchased by the Issuer in accordance with their terms and (except as otherwise established as contemplated by Section 301 for the Securities of such series) in accordance with this Section 1009.  Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has previously exercised its right to redeem the Securities in accordance with their respective terms, each Holder of Securities of such series will have the right to require the Issuer to purchase all or a portion of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of the Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer’s option, prior to any Change of Control, but after the public announcement of the pending Change of Control, the Issuer shall send, by first class mail, a notice to each Holder of Securities of such series, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  Such notice shall describe the transaction or transactions that constitute the Change of Control and shall state:

(i)            that the Change of Control Offer is being made pursuant to this Section 1009 of this Indenture;

(ii)           that the Issuer is required to offer to purchase all of the outstanding principal amount of Securities, the purchase price and, that on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law

(the “Change of Control Payment Date”), the Issuer shall repurchase the Securities validly tendered and not withdrawn pursuant to this Section 1009;

(iii)          if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;

(iv)          that any Security not tendered or accepted for payment shall continue to accrue interest;

(v)           that Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(vi)          that Holders electing to have a Security purchased pursuant to a Change of Control Offer may elect to have all, or any portion of such Security, purchased;

(vii)         that Holders of Securities of such series electing to have Securities purchased pursuant to a Change of Control Offer shall be required to surrender their Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the relevant Security, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer the relevant Security by book-entry transfer, to the paying agent at the address specified in the notice prior to the Change of Control Payment Date;

(viii)        that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(ix)          the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

The Issuer shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all corresponding Securities of such series properly tendered and not withdrawn under its offer.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer.  To the extent that any securities laws or regulations conflict with the provisions of this Section 1009, the Issuer shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Indenture by virtue thereof.

Section 1010.  New Guarantors.

The Parent Guarantor covenants and agrees that if any Subsidiary of the Parent Guarantor that is not a Guarantor becomes a Relevant Guarantor, then within 30 days of such Subsidiary becoming a Relevant Guarantor, the Parent Guarantor shall cause such Relevant Guarantor to also become a Subsidiary Guarantor (each, a “New Guarantor”) of all amounts due and owing on the Outstanding Securities by having the New Guarantor, the Issuer and the Trustee delivering a New Guarantor Supplemental Indenture within such 30 days, provided that such New Guarantor’s Guarantee may contain any limitation required under the laws of the jurisdiction in which it is organized, or which are substantially similar to the limitations contained in such other new guarantees given by the New Guarantor in relation to the Specified Indebtedness giving rise to its status as a Relevant Guarantor.

Upon execution and delivery by the New Guarantor of its New Guarantor Supplemental Indenture and any other documents provided for in this Section 1010, the New Guarantor shall be a Guarantor for the purposes of this Indenture (and shall be deemed to be added to the list of Guarantors contained in Schedule 1 hereto) and for purposes of all amounts due and owing on all Outstanding Securities.  In connection therewith, (i) the rights and obligations of such New Guarantor and the restrictions imposed upon it under this Indenture shall be the same in all respects as if the New Guarantor had been an Original Guarantor and (ii) the rights and obligations and restrictions imposed upon the other Guarantors shall be the same in all respects as if the New Guarantor had been an Original Guarantor.

Section 1011.  Waiver of Certain Covenants.

Except as otherwise established as contemplated by Section 301 for the Securities of any series, the Issuer may, with respect to the Securities, omit in any particular instance to comply with any term, provision or condition set forth in any of Sections 1005, 1008 or 1009 (subject to Section 902(9)), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1012.  Stamp, Documentary and Similar Taxes.

The Issuer and the Guarantors jointly and severally agree to pay all stamp, documentary or similar duties, taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Indenture, any Guarantee or any Security and the execution and delivery (but not the transfer) or the enforcement of any of the Securities or Guarantees in the United States or of any amendment of, supplement to, or waiver or consent under or with respect to, this Indenture, any Guarantee or any Security, and to pay any value added, goods and services or similar tax due and payable in respect of reimbursement of costs and expenses by the Issuer pursuant to this Section 1012, and shall save the Trustee and each Holder to the maximum extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of such tax required to be paid by the Issuer and the Guarantors hereunder; provided, however, that neither the Issuer nor any Guarantor shall be required to pay any such duty, tax or fee to the extent such nonpayment or delay in payment results from any action or inaction of the Trustee.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.  Applicability of Article.

The Securities of any series that are redeemable may be redeemed, in whole or in part from time to time, before their Stated Maturity and shall be redeemable in accordance with their terms and (except as otherwise established as contemplated by Section 301 for the Securities of such series) in accordance with the provisions of this Article.

Section 1102.  Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.  In case of any redemption at the election of the Issuer of less than all the Securities of any series (including any such redemption affecting only a single Security), the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities established as contemplated by Section 301, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 1103.  Selection of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless such redemption affects only a single Security, in which case this Section 1103 shall not apply), the particular Securities to be redeemed shall be selected not more than 60 days or less than 30 days prior to the Redemption Date, from the Outstanding Securities of such series not previously called for redemption, either (i) in compliance with the requirement of the applicable clearing systems, if the Securities are held through any clearing systems, or (ii) by the Trustee on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, if the Securities are not held through any clearing systems, and in either case which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amounts thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part.  In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amounts of such Securities which has been or is to be redeemed.

Section 1104.  Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1)           the Redemption Date,

(2)           the Redemption Price and the amount of any accrued and unpaid interest payable on the Redemption Date,

(3)           the CUSIP or other identifying number of such Securities to be redeemed,

(4)           if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(5)           that on the Redemption Date the Redemption Price (together with any accrued and unpaid interest payable on the Redemption Date) will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

(6)           the place or places where such Securities are to be surrendered for payment of the Redemption Price, and accrued interest, if any.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

Section 1105.  Deposit of Redemption Price.

Not later than one Business Day prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 1106.  Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price applicable thereto, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the terms of the Security established as contemplated by Section 301.

Section 1107.  Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 1108.  Optional Redemption Due to Changes in Tax Treatment.

Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, if, as the result of (a) any change in or any amendment to the laws, regulations or published tax rulings of any Relevant Jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or (b) any change in the official administration, application or interpretation by a relevant court or tribunal, government or government authority of any Relevant Jurisdiction of such laws, regulations or published tax rulings either generally or in relation to the Securities or the Guarantees, which change or amendment is proposed and becomes effective on or after the later of (x) the original issue date of such Securities or Guarantees or (y) the date on which a jurisdiction becomes a Relevant Jurisdiction (whether by consolidation, merger or transfer of assets of the Issuer or any Guarantor, change in place of payment on the Securities or Guarantees or otherwise) or which change in official administration, application or interpretation shall not have been available to the public prior to such original issue date or the date on which such jurisdiction becomes a Relevant Jurisdiction (whichever is later), the Issuer or the Guarantors would be required to pay any Additional Amounts pursuant to Section 1007 of this Indenture or the terms of any Guarantee in respect of interest on the next succeeding Interest Payment Date (assuming, in the case of the Guarantors, a payment in respect of such interest was required to be made by the Guarantors under the Guarantees thereof on such Interest Payment Date and the Guarantors would be unable, for reasons outside their control, to procure payment by the Issuer), and the obligation to pay Additional Amounts cannot be avoided by the use of commercially reasonable measures available to the Issuer or to the applicable Guarantor, as the case may be, the Issuer may, at its option, redeem all (but not less than all) of the Securities in respect of which such Additional Amounts would be so payable at any time, upon not less than 30 nor more than 60 days’ written notice as provided in Sections 1102 and 1104, at a Redemption Price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest due thereon up to, but not including, the date fixed for redemption; provided, however, that:

(1)           no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or the applicable Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Securities or the applicable Guarantee thereof then due, and

(2)           at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect.

Prior to the publication or mailing of any notice of any redemption of any Securities pursuant to this Section, the Issuer, the applicable Guarantor or any Person with whom the Issuer or the applicable Guarantor has consolidated or merged, or to whom the Issuer or the applicable Guarantor has conveyed or transferred or leased all or substantially all of its properties or assets (the successor Person in any such transaction, a “Successor Person”), as the case may be, shall provide the Trustee with an Opinion of Counsel to the effect that the conditions precedent to the right of the Issuer to redeem such Securities pursuant to this Section have occurred and a certificate signed by a Director or an Authorized Officer stating that the obligation to pay Additional Amounts with respect of such Securities cannot be avoided by taking measures that the Issuer, the applicable Guarantor or the Successor Person, as determined by the Board of Directors of the Issuer or the Successor Person, as the case may be, believes in good faith are commercially reasonable.

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

Section 1201.  Option to Effect Defeasance or Covenant Defeasance.

The Issuer or the Guarantors may, at any time, elect to have either Section 1202 or Section 1203 be applied to all the Outstanding Securities of any series designated pursuant to Section 301 as being defeasible pursuant to this Article Twelve, upon compliance with the applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article Twelve. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

Section 1202.  Defeasance and Discharge.

Upon the Issuer’s or Guarantor’s exercise of the option provided in Section 1201 to have this Section 1202 applied to the Outstanding Securities of any series, the Issuer and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all the Outstanding Securities of any series, as provided in this Section 1202 on and after the date the applicable conditions set forth in Section 1204 are satisfied (hereinafter called “Defeasance”) with respect to such Securities.  For this purpose, such Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all of its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of the Outstanding Securities of such series to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities of such series when payments are due, (2) the Issuer’s and each Guarantor’s obligations with respect to such Securities of such series under Sections 304, 305, 306, 1002, 1003 and 1007, (3) the rights (including without limitation, the rights set forth in Section 607), powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article.  Subject to compliance with this Article, the Issuer or a Guarantor may defease any Securities pursuant to this Section notwithstanding the prior Covenant Defeasance of such Securities pursuant to Section 1203.

Section 1203.                      Covenant Defeasance.

Upon the Issuer’s or a Guarantor’s exercise of the option provided in Section 1201 to have this Section 1203 applied to the Outstanding Securities of any series, on and after the date the applicable conditions set forth in Section 1204 are satisfied (hereinafter called “Covenant Defeasance”) with respect to the Outstanding Securities of any series, pursuant to this Section 1203, (1) the Issuer and the Guarantors shall be released from their respective obligations under Section 801, 1008, 1009, 1010 and 1301, and (2) the occurrence of any event specified in Sections 501(3), 501(4), 501(5) or 501(7)(a) with respect to any obligations referred to in clause (1) of this Section 1203 shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section.  For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

Section 1204.                      Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the Defeasance pursuant to Section 1202 or the Covenant Defeasance pursuant to Section 1203 of the Outstanding Securities of any series:

(1)   The Issuer or a Guarantor shall elect by Board Resolution to effect a Defeasance pursuant to Section 1202 or a Covenant Defeasance pursuant to Section 1203.

(2)   The Issuer or a Guarantor, as the case may be, shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Outstanding Securities of such series, (a) money in an amount, (b) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (c) a combination thereof, in each case, sufficient to pay all the principal of, and any premium and interest (and any Additional Amounts then known) on the Outstanding Securities of such series and any Additional Amounts then known thereon on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities of such series.  As used herein, “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

(3)   In the event of a Defeasance pursuant to Section 1202, the Issuer or the applicable Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer or such Guarantor has received from, or there has been published by, the IRS a ruling or (y) since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case (x) or (y) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Outstanding Securities of such series and will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Outstanding Securities of such series and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(4)   In the event of a Covenant Defeasance pursuant to Section 1203, the Issuer  or the applicable Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Outstanding Securities of such series will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Outstanding Securities of such series and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(5)   Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (as if the provisions of the Trust Indenture Act applied to this Indenture) (assuming all Securities are in default within the meaning of such Act and that such Act applied to this Indenture).

(6)   Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(7)   The Issuer or the applicable Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

(8)   All amounts due and owing to the Trustee and its counsel shall have been paid in full.

Section 1205.                      Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1206, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1204 in respect of any Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Issuer or a Guarantor, as the case may be, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Trustee or the trust created hereby with respect to the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders or beneficial owners of such Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer or the Guarantors, as the case may be, from time to time upon an Issuer Request any money or U.S. Government Obligations held by it as provided in Section 1204 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 1206.                      Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuer has been discharged or released pursuant to Section 1202 or 1203 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1205 with respect to such Securities in accordance with this Article; provided, however, that if the Issuer or a Guarantor makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Issuer or a Guarantor shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE THIRTEEN

GUARANTEE

Section 1301.                      Guarantee.

The Guarantors jointly and severally hereby fully and unconditionally guarantee to each Holder of a Security of each series authenticated and delivered by the Trustee the due and punctual payment of the principal (including any amount due in respect of original issue discount) of and any premium and interest on such Security (and any Additional Amounts and other amounts payable by the Issuer in respect thereof), when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of this Indenture.  The Guarantors jointly and severally hereby agree to pay to the Trustee any amount due it for the compensation (as per the fee proposal agreed upon between the Issuer and the Trustee) and reasonable expenses, disbursements and advances of the Trustee, its agents, officers, employees and directors, and any other amounts, including indemnification amounts, due to the Trustee under Section 607.  The Guarantors each hereby agree that its obligations hereunder shall be as if it were a principal debtor and not merely a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security of any series or this Indenture, any failure to enforce the provisions of any Security of any series or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of any Security of any series or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors, increase the principal amount of a Security or the interest rate thereon or increase any premium payable upon redemption thereof.  The Guarantors each hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to any Security or the indebtedness evidenced thereby or with respect of any sinking fund payment required pursuant to the terms of a Security issued under this Indenture and all demands whatsoever, and covenants that its Guarantee will not be discharged with respect to any Security except by payment in full of the principal thereof and any premium and interest thereon or as provided in Article Four, Section 802 or Article Thirteen.  The Guarantors each further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of its Guarantee, but not in the case of any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby.

The obligations of each Guarantor hereunder will be limited (i) to the maximum amount as will, taking into account, in addition to such obligations of each Guarantor, all other contingent and fixed liabilities of such Guarantor and any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law nor leading to a breach of the rules governing financial assistance, corporate purpose, ultra vires, impairment of statutory capital or similar capital restrictions under applicable law and/or (ii) to the extent otherwise necessary so that such obligations do not constitute a breach of applicable law.

The Guarantors shall be subrogated to all rights of each Holder of Securities against the Issuer in respect of any amounts paid to such Holder by the Guarantors pursuant to the provisions of these Guarantees; provided, however, that the Guarantors shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and any premium and interest on all the Securities of the same series and of like tenor shall have been paid in full.

No past, present or future stockholder, officer, director, employee or incorporator of any Guarantor shall have any personal liability under the Guarantees set forth in this Section 1301 by reason of his or its status as such stockholder, officer, director, employee or incorporator.

The Guarantees set forth in this Section 1301 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

For the avoidance of doubt, the fact that none of the Guarantors (including, without limitation, any New Guarantors) have or will execute any Security, or any notation of their Guarantees on any Security, authenticated and delivered by the Trustee shall in no way affect or limit such Guarantor’s Guarantee under this Section 1301.

Section 1302.                      Release of Subsidiary Guarantors.

Any or all of the Subsidiary Guarantors may be released at any time from their respective Guarantees and other obligations under this Indenture without the consent of any Holder.  Such release shall occur upon or concurrently with the Subsidiary Guarantor no longer being a Relevant Guarantor and the delivery of an Officer’s Certificate of Release to the Trustee certifying the same, provided that, at the time of such release, no default or Event of Default has occurred and is continuing

Concurrently with the delivery of such Officer’s Certificate of Release to the Trustee and without any further act of any other party, such Subsidiary Guarantor shall be automatically and unconditionally released from its Guarantee and other obligations under this Indenture and shall have no further liability or responsibility under the Securities or this Indenture. Notwithstanding the foregoing, the release of a Subsidiary of the Parent Guarantor as a Subsidiary Guarantor shall not preclude such Subsidiary subsequently becoming a Guarantor if, while the Securities are Outstanding, such Subsidiary becomes a Relevant Guarantor subsequent to such release.

*              *              *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

The foregoing agreement is hereby confirmed and accepted as of the date first above written:	) ) )
)
BEMIS COMPANY, INC.	)
)
)
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By:	)
Name:	)
Title:	)
)
)
The foregoing agreement is hereby confirmed and accepted as of the date first above written: AMCOR PLC	) ) ) ) ) )
)
)
)
)
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Signature of witness	)
)

Name of witness

The foregoing agreement is hereby confirmed and accepted as of the date first above written: AMCOR FINANCE (USA), INC.	) ) ) ) )
)
)
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Signature of witness	)
)
)
)
Name of witness	)

SIGNATURE PAGE TO INDENTURE

EXECUTED by AMCOR PTY LTD by its attorney under power of attorney dated in the presence of:	) ) ) ) )
)
)
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Signature of witness	)	Signature of Attorney*
)
)
)
Name of witness	)	Name of Attorney

EXECUTED by AMCOR UK FINANCE PLC by its attorney under power of attorney dated in the presence of:	) ) ) ) )
)
)
)
Signature of witness	)	Signature of Attorney*
)
)
)
Name of witness	)	Name of Attorney

*Each attorney executing this Indenture states that he or she has no notice of revocation or suspension of his or her power of attorney.

SIGNATURE PAGE TO INDENTURE

Deutsche Bank Trust Company Americas,

as Trustee, Registrar and Paying Agent

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO INDENTURE

Schedule 1

Guarantors

1.              Amcor plc

2.              Amcor Finance (USA), Inc.

3.              Amcor UK Finance plc

4.              Amcor Pty Ltd

ANNEX A

[FORM OF NEW GUARANTOR SUPPLEMENTAL INDENTURE]

This [          ] NEW GUARANTOR SUPPLEMENTAL INDENTURE, dated as of [          ], [     ] (the “Supplemental Indenture”), among Bemis Company, Inc., a corporation organized under the laws of Missouri (herein called the “Issuer”), as Issuer, [          ], a corporation duly organized and existing under the laws of [          ] (herein called the “New Guarantor”), having its principal office at [          ], and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee under the Indenture (as defined below) (herein called the “Trustee”).

RECITALS

The Issuer, Amcor plc (the “Parent Guarantor”), Amcor Finance (USA), Inc., Amcor UK Finance plc and Amcor Pty Ltd (each, an “Initial Subsidiary Guarantor”, and together with the Parent Guarantor, the “Original Guarantors”) and the Trustee have entered into an Indenture dated as of [•], 2020, as amended from time to time, (herein called the “Indenture”), providing for the issuance of Securities. Capitalized terms used but not defined in this Supplemental Indenture have the same meaning provided in the Indenture.

Section 1010 of the Indenture provides that if any Subsidiary of the Parent Guarantor which is not a Guarantor becomes a Relevant Guarantor, then within 30 days of such Subsidiary becoming a Relevant Guarantor, the Parent Guarantor shall cause that Subsidiary to also become a Guarantor of all amounts due and owing on the Securities Outstanding under the Indenture by such New Guarantor, the Issuer and the Trustee executing and delivering a New Guarantor Supplemental Indenture within such 30 days.

The entry into this Supplemental Indenture by the New Guarantor, the Issuer and the Trustee is in all respects authorized by the provisions of the Indenture.

All things necessary to make this Supplemental Indenture a valid agreement of the New Guarantor, the Issuer and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, the New Guarantor, the Issuer and the Trustee each hereby agree as follows:

ARTICLE ONE

Section 101. New Guarantor under the Indenture.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the New Guarantor hereby agrees with the Issuer, the Guarantors, the Trustee and the Holders of any Securities Outstanding under the Indenture that concurrently with the execution and delivery of this Supplemental Indenture by the New Guarantor it shall become a Guarantor for the purposes of the Indenture and for purposes of all amounts due and owing on the Securities Outstanding under this Indenture.  In connection therewith, (i) the New Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee the due and punctual payment of the principal (including any amount due in respect of original issue discount) of and any premium and interest on such Security (and any Additional Amounts and other amounts payable by the Issuer in respect thereof), when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of the Indenture, including (without limitation) Article Thirteen of the Indenture, (ii) the rights and obligations of the New Guarantor and the restrictions imposed upon it under this Indenture shall be the same in all respects as if the New Guarantor had been an Original Guarantor under the Indenture and (iii) the rights and obligations and restrictions imposed upon the other Guarantors shall be the same in all respects as if the New Guarantor had been an Original Guarantor.

[Insert any guarantee limitations required under the laws of the jurisdiction in which it is organized, or which are substantially similar to the limitations contained in such other new guarantees given by the New Guarantor in relation to the Specified Indebtedness giving rise to its status as a Relevant Guarantor]

Section 102.  Notices.

The New Guarantor agrees that all notices that may be delivered pursuant to the Indenture may be delivered to it at the following address:

Address:

Attention:

Facsimile:

Section 103.  Submission to Jurisdiction; Appointment of Agent for Service of Process.

The New Guarantor hereby appoints [                    ] acting through its office at [                    ], New York, New York as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under the Indenture or its Guarantee, as the case may be, instituted in any federal or state court in the Borough of Manhattan, The City of New York by the Holder of any Security and agrees that service of process Upon such authorized agent, together with written notice of said service to the New Guarantor by the Person serving the same addressed as provided in Section 102 hereof, shall be deemed in every respect effective service of process upon the New Guarantor in any such legal action or proceeding, and the New Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding and waives any objection it may have to the laying of the venue of any such legal action or proceeding.  Such appointment shall be irrevocable until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the Securities issued under the Indenture have been paid by the Issuer or a Guarantor, as the case may be, to the Trustee pursuant to the terms thereof, the Securities and the Guarantees; provided, however, that upon release of the New Guarantor pursuant to Section 1302 of the Indenture, such New Guarantor’s appointment of the Authorized Agent under this Section 103 shall be automatically and unconditionally irrevocably terminated.  Notwithstanding the foregoing, the New Guarantor reserves the right to appoint another Person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate.  The New Guarantor shall give notice to the Trustee and all Holders of the appointment by it of a successor Authorized Agent.  If for any reason [          ] ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the New Guarantor will appoint a successor Authorized Agent in accordance with the preceding sentence.  The New Guarantor further agrees to take any and all action, including the filing of any and all documents and instruments as may be necessary to continue such designation and appointment of such agent in full force and effect until the Indenture has been satisfied and discharged in accordance with Article Four or Article Twelve thereof Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Issuer, the Guarantors and the New Guarantor shall be deemed, in every respect, effective service of process on the New Guarantor.

ARTICLE TWO

Provisions of General Application

Section 201.                             Effective Date.

This Supplemental Indenture takes effect when each party has executed one counterpart of this deed, whether the same or different counterparts (the “Effective Date”).  As of the Effective Date, the New Guarantor shall be deemed to be added to the list of Guarantors contained in Schedule 1 to the Indenture.

Section 202.                             Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State; provided, however, that the authorization and execution of this Supplemental Indenture by and on behalf of the New Guarantor, shall be governed by the laws of [Insert jurisdiction of organization of New Guarantor].

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Insert if New Guarantor organized under the laws of Australia][For purposes of Australian law, this Supplemental Indenture has been executed by the New Guarantor as a deed.]

IN WITNESS WHEREOF, the parties hereto have caused this New Guarantor Supplemental Indenture to be duly executed as of the day and year first above written.

The foregoing agreement is hereby confirmed and accepted as of the date first above written: BEMIS COMPANY, INC.	) ) ) ) )
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Signature of witness	)
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Name of witness

Each attorney executing this instrument states that he or she has no notice of revocation or suspension of his or her power of attorney.

[New Guarantor]

By:	By:
Authorized Signature	Authorized Signature

Print Name	Print Name

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee, Registrar and Paying Agent

By:	By:
Name:	Name:
Title:	Title: